                                                                    EXHIBIT 2(a)


                                                                  EXECUTION COPY

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                         AGREEMENT AND PLAN OF MERGER


                                     AMONG


                              U.S. RENTALS, INC.,


                             UNITED RENTALS, INC.


                                      AND


                          UR ACQUISITION CORPORATION


                           DATED AS OF JUNE 15, 1998

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                               TABLE OF CONTENTS
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                                   ARTICLE I
                                   THE MERGER

     Section 1.1    The Merger.....................................................    1
     Section 1.2    Effective Time.................................................    2
     Section 1.3    Closing of the Merger..........................................    2
     Section 1.4    Effects of the Merger..........................................    2
     Section 1.5    Certificate of Incorporation and By-laws.......................    2
     Section 1.6    Directors......................................................    2
     Section 1.7    Officers.......................................................    2
     Section 1.8    Conversion of Shares...........................................    2
     Section 1.9    Exchange of Certificates.......................................    3

                                  ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF USR

     Section 2.1    Organization and Qualification.................................    5
     Section 2.2    Subsidiaries...................................................    6
     Section 2.3    Capitalization.................................................    6
     Section 2.4    Authority; Approvals; Noncontravention; Compliance.............    7
     Section 2.5    Reports and Financial Statements...............................    9
     Section 2.6    Absence of Certain Changes or Events; Liabilities..............    9
     Section 2.7    Litigation.....................................................   10
     Section 2.8    Registration Statement and Proxy Statement.....................   10
     Section 2.9    Tax Matters....................................................   10
     Section 2.10   Employee Matters; ERISA; Labor.................................   12
     Section 2.11   Environmental Protection.......................................   14
     Section 2.12   Material Contracts.............................................   16
     Section 2.13   Opinion of Financial Advisor...................................   16
     Section 2.14   Vote Required..................................................   16
     Section 2.15   Reorganization and Accounting Matters..........................   16
     Section 2.16   Brokers........................................................   17

                                  ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF URI AND MERGER SUB

     Section 3.1    Organization and Qualification.................................   17
     Section 3.2    Subsidiaries...................................................   17
     Section 3.3    Capitalization.................................................   18
     Section 3.4    Authority; Approvals; Noncontravention; Compliance.............   19
     Section 3.5    Reports and Financial Statements...............................   20
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                                       i
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     Section 3.6    Absence of Certain Changes or Events; Liabilities.............    21
     Section 3.7    Litigation....................................................    21
     Section 3.8    Registration Statement and Proxy Statement....................    22
     Section 3.9    Tax Matters...................................................    22
     Section 3.10   Employee Matters; ERISA; Labor................................    23
     Section 3.11   Environmental Protection......................................    25
     Section 3.12   Material Contracts............................................    26
     Section 3.13   Opinion of Financial Advisor..................................    26
     Section 3.14   Vote Required.................................................    26
     Section 3.15   Reorganization and Accounting Matters.........................    26
     Section 3.16   Brokers.......................................................    27

                                   ARTICLE IV
                     CONDUCT OF BUSINESS PENDING THE MERGER

     Section 4.1    Covenants of the Parties......................................    27

                                    ARTICLE V
                             ADDITIONAL AGREEMENTS

     Section 5.1    Access to Information.........................................    30
     Section 5.2    Joint Proxy Statement and Registration Statement;
                    Shareholders' Approval........................................    31
     Section 5.3    Regulatory Matters............................................    32
     Section 5.4    Directors' and Officers' Indemnification......................    33
     Section 5.5    Public Announcements..........................................    34
     Section 5.6    Affiliate Letters.............................................    34
     Section 5.7    No Solicitations..............................................    34
     Section 5.8    Post-Merger Board of Directors................................    36
     Section 5.9    Post-Merger Officers; Employment Agreements...................    36
     Section 5.10   Stock Option Plans............................................    36
     Section 5.11   Employee Benefit Plans........................................    37
     Section 5.12   Expenses......................................................    37
     Section 5.13   Reasonable Best Efforts; Further Assurances...................    38
     Section 5.14   Cooperation with respect to Litigation........................    38
     Section 5.15   Subsidiaries..................................................    38

                                   ARTICLE VI
                                   CONDITIONS

     Section 6.1    Conditions to Each Party's Obligation to Effect the Merger....    38
     Section 6.2    Conditions to Obligations of URI and
                    MERGER SUB to Effect the Merger...............................    39
     Section 6.3    Conditions to Obligation of USR to Effect the Merger..........    40
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                               ARTICLE VII
                     TERMINATION, AMENDMENT AND WAIVER

     Section 7.1    Termination....................................................   42
     Section 7.2    Effect of Termination..........................................   43
     Section 7.3    Termination Fees; Expenses.....................................   43
     Section 7.4    Amendment......................................................   45
     Section 7.5    Waiver.........................................................   45

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     Section 8.1    Non-Survival of Representations and Warranties.................   45
     Section 8.2    Notices........................................................   45
     Section 8.3    Entire Agreement...............................................   47
     Section 8.4    Governing Law..................................................   47
     Section 8.5    Interpretation.................................................   47
     Section 8.6    Counterparts...................................................   47
     Section 8.7    Binding Nature; Assignment.....................................   47
     Section 8.8    WAIVER OF JURY TRIAL AND CERTAIN DAMAGES.......................   47
     Section 8.9    Enforcement....................................................   48

Exhibits
--------

Exhibit A - USR Voting Agreement
Exhibit B - URI Voting Agreement
Exhibit C - Form of USR Affiliate Letter
Exhibit D - Form of URI Affiliate Letter
Exhibit E - Forms of Employment Agreement
Exhibit F - Form of Registration Rights Agreement
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                             Index of Defined Terms
                             ----------------------
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
Acquisition Proposal.............................................       Section 5.7
Affiliates.......................................................      Section 2.15
Agreement........................................................          Preamble
APB 16...........................................................      Section 2.15
Bankruptcy and Equity Exception..................................       Section 2.4
Certificates.....................................................       Section 1.9
Certificate of Merger............................................       Section 1.2
Closing; Closing Date............................................       Section 1.3
Code.............................................................   Whereas clauses
Confidentiality Agreement........................................       Section 5.1
DGCL.............................................................       Section 1.1
date hereof......................................................          Preamble
Effective Time...................................................       Section 1.2
Environmental Claim..............................................      Section 2.11
Environmental Laws...............................................      Section 2.11
Environmental Permits............................................      Section 2.11
ERISA............................................................      Section 2.10
Exchange Act.....................................................       Section 2.4
Exchange Agent...................................................       Section 1.9
Exchange Fund....................................................       Section 1.9
Exchange Ratio...................................................       Section 1.8
GAAP.............................................................       Section 2.5
Governmental Authority...........................................       Section 2.4
Hazardous Materials..............................................      Section 2.11
HSR Act..........................................................       Section 2.4
Joint Proxy/Registration Statement...............................       Section 5.2
Merger...........................................................   Whereas clauses
person...........................................................       Section 8.5
Proxy Statement..................................................       Section 2.8
Registration Statement...........................................       Section 2.8
Release..........................................................      Section 2.11
Representatives..................................................       Section 5.1
SEC..............................................................       Section 2.5
Securities Act...................................................       Section 2.4
Shares...........................................................       Section 1.8
subsidiary.......................................................       Section 2.1
Superior Proposal................................................       Section 5.7
Surviving Corporation............................................       Section 1.1
Taxes............................................................       Section 2.9
Tax Returns......................................................       Section 2.9
URI Common Stock.................................................       Section 1.8
URI Disclosure Schedule..........................................       Section 3.2
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                                      iv
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
URI Material Adverse Effect......................................       Section 3.1
URI SEC Reports..................................................       Section 3.5
URI Shareholders' Approval.......................................      Section 3.14
USR Benefit Plans................................................      Section 2.10
USR Common Stock.................................................       Section 1.8
USR Disclosure Schedule..........................................       Section 2.2
USR Material Adverse Effect......................................       Section 2.1
USR SEC Reports..................................................       Section 2.5
USR Shareholders' Approval.......................................      Section 2.14
USR Stock Option.................................................      Section 5.10
USR Stock Plan...................................................       Section 2.3
WARN.............................................................      Section 2.10
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                                       v

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 15, 1998 (referred to herein as the "date hereof"), by and among U.S. RENTALS, INC., a Delaware corporation ("USR"), UNITED RENTALS, INC., a Delaware corporation ("URI"), and UR ACQUISITION CORPORATION, a Delaware corporation and a direct wholly-owned subsidiary of URI ("MERGER SUB").

     WHEREAS, USR and URI have determined to engage in a business combination whereby MERGER SUB will be merged with and into USR, with USR as the surviving corporation of such merger and a direct wholly-owned subsidiary of URI (the "Merger"); and

     WHEREAS, in furtherance thereof, the respective boards of directors of USR, URI and MERGER SUB have approved this Agreement and the Merger; and

     WHEREAS, in order to induce URI to enter into this Agreement, certain stock holders of USR have executed an agreement with URI in the form of Exhibit A hereto; and

     WHEREAS, in order to induce USR to enter into this Agreement, certain stock holders of URI have executed an agreement with USR in the form of Exhibit B hereto; and

     WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling-of-interests; and

     WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I
                                  THE MERGER

     Section 1.1  The Merger.  At the Effective Time (as defined in Section
1.2 below) and upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), MERGER SUB shall be merged with and into USR. Following the Merger, USR shall continue as the surviving corporation (the "Surviving Corporation") and as a direct wholly-owned subsidiary of URI and the separate corporate existence of MERGER SUB shall cease.

     Section 1.2 Effective Time. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing an appropriate certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, as soon as practicable on or after the Closing Date (as defined in Section 1.3 below). The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

     Section 1.3 Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) (the "Closing Date"), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another time, date or place is agreed to in writing by the parties hereto.

     Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of USR and MERGER SUB shall vest in the Surviving Corporation, and all debts, liabilities and duties of USR and MERGER SUB shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.5 Certificate of Incorporation and By-laws. The certificate of incorporation and by-laws of USR in effect at the Effective Time shall be the certificate of incorporation and by-laws of the Surviving Corporation until respectively amended in accordance with their terms and applicable law.

     Section 1.6 Directors. The directors of MERGER SUB at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation until such director's successor is duly elected and qualified.

     Section 1.7 Officers. The persons listed on Schedule 1.7 hereto shall, as of the Effective Time, be the initial officers of the Surviving Corporation, each to hold the office set forth opposite his name on such Schedule in accordance with the certificate of incorporation and by-laws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

     Section 1.8 Conversion of Shares. (a) At the Effective Time, each share of common stock, par value $0.01 per share, of USR ("USR Common Stock") issued and

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outstanding immediately prior to the Effective Time (individually a
"Share" and collectively, the "Shares") (other than Shares held by URI, MERGER SUB or any other subsidiary of URI) shall, by virtue of the Merger and without any action on the part of USR, MERGER SUB or the holder thereof, be converted into the right to receive 0.9625 (the "Exchange Ratio") fully paid and nonassessable shares of common stock, par value $0.01 per share, of URI ("URI Common Stock"). If between the date hereof and the Effective Time the outstanding shares of URI Common Stock and/or USR Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the amount of shares of URI Common Stock constituting the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or other similar transaction.

          (b) At the Effective Time, each outstanding share of common stock, par value $0.01 per share, of MERGER SUB shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (c) At the Effective Time, each Share held by URI, MERGER SUB or any other subsidiary of URI immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of USR, URI, MERGER SUB or the holder thereof, be canceled, retired and cease to exist and no payment shall be made with respect thereto.

          (d) In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of Shares in connection with the Merger.

     Section 1.9  Exchange of Certificates.

          (a) As of the Effective Time, URI shall make available to American Stock Transfer & Trust Company (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article I, through the Exchange Agent: (i) certificates representing the appropriate number of shares of URI Common Stock issuable pursuant to Section 1.8 and (ii) cash to be paid in lieu of fractional shares of URI Common Stock pursuant to Section 1.9(f) (such shares of URI Common Stock and such cash are hereinafter referred to as the "Exchange Fund").

          (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") whose Shares were converted into the right to receive shares of URI Common Stock pursuant to Section 1.8: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as URI may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of URI Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by URI, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of URI Common Stock and, if applicable, a check representing the cash consideration to which such holder may be entitled pursuant to Section 1.9(c) or Section 1.9(f), which such holder has the right to receive pursuant to the provisions of this Article I, and the Certificate so surrendered shall forthwith be canceled. The stock transfer books of USR shall be closed as of the Effective Time. In the event of a transfer of ownership of Shares which is not registered in the transfer records of USR, a certificate representing the proper number of shares of URI Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 1.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of URI Common Stock and cash in lieu of any fractional shares of URI Common Stock as contemplated by this Section 1.9.

          (c) No dividends or other distributions declared or made after the Effective Time with respect to URI Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of URI Common Stock issued with respect thereto pursuant to Article I and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.9(f) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of URI Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of URI Common Stock to which such holder is entitled pursuant to Section 1.9(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of URI Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of URI Common Stock.

          (d) In the event that any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, such shares of URI Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that URI may, at its discretion, require the delivery of a suitable bond or indemnity.

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

          (e) All shares of URI Common Stock issued upon surrender of Certificates in accordance with the terms hereof (together with any cash paid pursuant to Section 1.9(c) or 1.9(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to the Shares formerly represented thereby and there shall be no further registration of transfers on the stock transfer books of USR or the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

          (f) Notwithstanding Section 1.8 hereof, no fractions of a share of URI Common Stock shall be issued in connection with the Merger, but in lieu thereof each holder of Shares otherwise entitled to a fraction of a share of URI Common Stock shall, upon surrender of his or her Certificate or Certificates, be entitled to receive an amount of cash (without interest) determined by multiplying the average of the last reported sales price per share of URI Common Stock as reported by the New York Stock Exchange for the five trading days immediately preceding the Effective Time by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding-off for purposes of simplifying the corporate and accounting problems which would otherwise be caused by the issuance of fractional shares.

          (g) Any portion of the Exchange Fund which remains undistributed to the former stockholders of USR for six months after the Effective Time shall be delivered to URI, upon demand, and any former stockholders of USR who have not theretofore complied with this Article I shall thereafter look only to URI for payment of their claim for URI Common Stock, for any cash in lieu of fractional shares of URI Common Stock and any dividends or distributions with respect to URI Common Stock, as the case may be.

          (h) None of URI, MERGER SUB or USR shall be liable to any person for shares of URI Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF USR

     USR represents and warrants to URI and MERGER SUB as follows:

     Section 2.1 Organization and Qualification. USR and each of its subsidiaries (as defined below), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a USR Material Adverse Effect (as defined below). As used in this Agreement, the term (a) "subsidiary" of a person shall mean any corporation or other entity (including partnerships, limited liability companies, trusts and other business associations) of which at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held or controlled, directly or indirectly, by such person; and (b) "USR Material Adverse Effect" shall mean any change or effect (i) that is materially adverse to the properties, business, results of operations or financial condition of USR and its subsidiaries, taken as whole, other than any change or effect arising out of general economic conditions or conditions generally affecting the equipment rental industry or (ii) that would impair the ability of USR to consummate the transactions contemplated by this Agreement.

     Section 2.2 Subsidiaries. Section 2.2 of the Disclosure Schedule previously delivered by USR to URI (the "USR Disclosure Schedule") sets forth a list as of the date hereof of all of USR's subsidiaries. Except as set forth in
Section 2.2 of the USR Disclosure Schedule, (a) all of the issued and outstanding shares of capital stock of each of USR's subsidiaries are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by USR free and clear of any liens, claims, encumbrances, security interests, charges and options of any nature whatsoever (other than liens in favor of USR's senior creditors as disclosed in USR's SEC Reports (as defined in Section 2.5)); (b) there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating USR or any such subsidiary of USR to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of any such subsidiary, or obligating it to grant, extend or enter into any such agreement or commitment; and (c) there are no outstanding commitments or obligations of USR or any of its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of USR.

     Section 2.3 Capitalization. As of the date hereof, the authorized capital stock of USR consists of 100,000,000 shares of USR Common Stock and 10,000,000 shares of preferred stock, $.01 par value ("USR Preferred Stock").
At the close of business on June 15, 1998, (a) 30,774,975 shares of USR Common Stock were issued and outstanding, (b) not more than 4,600,000 shares of USR Common Stock were reserved for issuance pursuant to USR's 1997 Performance Award Plan (the "USR Stock Plan"), of which 4,138,387 shares of USR Common Stock were reserved for issuance upon exercise of outstanding stock options, (c) no shares of USR Common Stock were held by USR in its treasury or by its wholly owned subsidiaries, and (d) no shares of USR Preferred Stock were issued and outstanding. Except as set forth above or as set forth in Section 2.3 of the USR Disclosure Schedule, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of USR, (ii) no securities of USR or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of USR, (iii) no options, warrants or other rights to acquire from USR or any of its subsidiaries, and no commitments or obligations of USR or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of USR, and (iv) no equity equivalents, interests in the ownership or earnings of USR or its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "USR Securities"). There are no outstanding obligations of USR or its subsidiaries to repurchase, redeem or otherwise acquire any USR Securities. Except as set forth in Section 2.3 of the USR Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which USR is a party or to which it is bound relating to the voting of any USR Securities.

     Section 2.4   Authority; Approvals; Noncontravention; Compliance.  (a)
USR has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of USR (the "USR Board") and no other corporate proceedings on the part of USR are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the USR Shareholders' Approval (as defined in Section 2.14 below)). This Agreement has been duly and validly executed and delivered by USR and constitutes the valid, legal and binding agreement of USR, enforceable against USR in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). The USR Board has, by unanimous vote, duly and validly approved, and taken all corporate actions required to be taken by the USR Board for the consummation of, the transactions, including the Merger, contemplated hereby and resolved to recommend that the stockholders of USR adopt this Agreement. The Board of Directors of USR has taken all actions necessary under the DGCL, including approving the transactions contemplated by the Merger Agreement, to ensure that the restrictions on

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Business Combinations (as defined in Section 203 of the DGCL) do not, and will not, apply to the transactions contemplated hereby if consummated in accordance with the terms hereof.

          (b) Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act of 1933, as amended (the "Securities Act"), Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the filing of the Certificate of Merger as required by the DGCL and as otherwise set forth in Section 2.4(b) of the USR Disclosure Schedule, no filing or registration with or notice to, and no permit, authorization, consent or approval of, any United States or foreign federal, state, provincial or local court or tribunal or administrative, governmental or regulatory body, agency, commission or authority (each, a "Governmental Authority") is necessary for the execution and delivery by USR of this Agreement or the consummation by USR of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a USR Material Adverse Effect.

          (c) Except as set forth in Section 2.4(c) of the USR Disclosure Schedule, neither the execution, delivery and performance of this Agreement by USR nor the consummation by USR of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate or articles of incorporation or by-laws (or similar governing documents) of USR or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration, lien or other encumbrance) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which USR or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to USR or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (ii) or (iii), for violations, breaches or defaults which would not have a USR Material Adverse Effect.

          (d) Except as set forth in Sections 2.4(d), 2.7, 2.10 and 2.11 of the USR Disclosure Schedule, or as disclosed in the USR SEC Reports filed prior to the date hereof, neither USR nor any of its subsidiaries is in violation of, or is, to the knowledge of USR, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, decree or judgment (including any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for possible violations which individually or in the aggregate would not have a USR Material Adverse Effect. Except as set forth in Section 2.4(d) of the USR Disclosure Schedule or as expressly disclosed in the USR SEC Reports filed prior to the date hereof, USR and its subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted which are material to the operation of their businesses. Except as set forth in Section 2.4(d) of the USR Disclosure Schedule, USR and each of its subsidiaries is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by USR or any of its subsidiaries under (i) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, except for possible violations, breaches or defaults which individually or in the aggregate would not have a USR Material Adverse Effect, or (ii) its certificate of incorporation or by-laws (or similar governing document).

     Section 2.5 Reports and Financial Statements. The filings required to be made by USR and its subsidiaries since March 1, 1997 under the Securities Act and the Exchange Act have been filed with the Securities and Exchange Commission (the "SEC"), including all forms, statements, reports, agreements, documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects, with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. USR has made available to URI a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed with the SEC by USR and its subsidiaries pursuant to the requirements of the Securities Act or Exchange Act since March 1, 1997, including all amendments thereto (as such documents have since the time of their filing been amended, the "USR SEC Reports"). As of their respective dates, the USR SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of USR, its predecessors and its subsidiaries included in the USR SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of USR and its subsidiaries as of the dates thereof and the results of their respective operations, cash flows and change in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. Since December 31, 1997, except as set forth in the USR SEC Reports, there has not been any change, or any application or request for any change, by USR or any of its subsidiaries in accounting principles, methods or policies for financial accounting or tax purposes. True, accurate and complete copies of the certificate of incorporation and by-laws of USR, as in effect on the date hereof, are included in the USR SEC Reports. USR has heretofore made available to URI a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements and other documents which had previously been filed by USR with the SEC pursuant to the Securities Act or the Exchange Act.

     Section 2.6 Absence of Certain Changes or Events; Liabilities. Except as disclosed in the USR SEC Reports filed prior to the date hereof or as set forth in Section 2.6 of the USR Disclosure Schedule, since December 31, 1997, USR and each of its subsidiaries have conducted their business only, to USR's knowledge, in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists, and no events or changes have occurred and no liabilities or obligations of any nature (whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted) have been incurred, in each case, which would have or, insofar as reasonably can be foreseen, could have, a USR Material Adverse Effect. Except as and to the extent publicly disclosed in the USR SEC Reports filed prior to the date hereof and except for liabilities incurred in connection with the transactions contemplated by this Agreement, USR and its subsidiaries have no liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which, individually or in the aggregate, would have a USR Material Adverse Effect.

     Section 2.7 Litigation. Except as disclosed in the USR SEC Reports filed prior to the date hereof or as set forth in Sections 2.7, 2.10 and 2.11 of the USR Disclosure Schedule, (a) there are no claims, suits, actions or proceedings by any Governmental Authority or arbitrator pending or, to the knowledge of USR, threatened, nor are there, to the knowledge of USR, any investigations or reviews by any Governmental Authority or any arbitrator pending or threatened against, relating to or affecting USR or any of its subsidiaries which would have a USR Material Adverse Effect, (b) to USR's knowledge, there have not been any significant developments since December 31, 1997 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews that would have a USR Material Adverse Effect and (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to USR or any of its subsidiaries, except for such that would not have a USR Material Adverse Effect.

     Section 2.8 Registration Statement and Proxy Statement. None of the information supplied or to be supplied by or on behalf of USR and included or incorporated by reference in (a) the registration statement on Form S-4 to be filed with the SEC by URI in connection with the issuance of shares of URI Common Stock in connection with the Merger (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the joint proxy statement, in definitive form, relating to the meetings of USR and URI stockholders to be held in connection with the Merger (the "Proxy Statement") will, at the dates mailed to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the meeting of USR's stockholders, will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     Section 2.9 Tax Matters. Except as set forth in Section 2.9 of the USR Disclosure Schedule: (a) USR and its subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which USR or any of its subsidiaries is or has been a member, has timely filed all federal and all other material Tax Returns (as defined below) required to be filed by them. All such Tax Returns are true and correct in all material respects. All material Taxes (as defined below) due and payable by USR and its subsidiaries have been timely paid in full. The most recent consolidated financial statements contained in the USR SEC Reports reflect an adequate reserve in accordance with GAAP for all Taxes payable by USR and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

          (b) No material deficiencies for any Taxes have been proposed, asserted or assessed against USR or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of USR and its subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority. No material issues relating to Taxes have been raised in writing by any Governmental Authority during any presently pending audit or examination. No claim has been made by any taxing authority in a jurisdiction where USR or any of its subsidiaries does not file a Tax Return, that it or any of its subsidiaries may be subject to any material Tax in that jurisdiction.

          (c) There are no material liens or encumbrances for Taxes on any of the assets of USR or its subsidiaries (other than for current Taxes not yet due and payable).

          (d) USR and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

          (e) None of USR or its subsidiaries has filed a consent under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

          (f) None of USR or its subsidiaries has made any payments, nor is any of them obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that would not be deductible by reason of Sections 280G or 162(m) of the Code.

          (g) None of USR or its subsidiaries is a party to any tax allocation agreement, tax sharing agreement, tax indemnity agreement or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

          (h) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of USR or its subsidiaries and neither USR nor any of its subsidiaries has received a written notice of any pending audit or proceeding, in any such case involving a material issue with respect to Taxes.

          (i) Neither USR nor any of its subsidiaries has agreed to or is required to make any material adjustment under Section 481(a) of the Code.

          (j) No property owned by USR or any of its subsidiaries (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986;
(ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code; or (iii) is tax exempt bond financed property within the meaning of Section 168(g) of the Code.

          (k) Neither USR nor any of its subsidiaries is or has ever been a "personal holding company" as defined under Section 542 of the Code.

          (l) For purposes of this Agreement, (i) the terms "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes, any liability in respect of Taxes imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement, and (ii) the term "Tax Return" shall mean any report, return, document, declaration or any other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns or any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

      Section 2.10 Employee Matters; ERISA; Labor. (a) With respect to all the employee benefit plans (as that phrase is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained for, or contributed to, the benefit of any current or former employee, officer or director of USR or any of its subsidiaries ("USR ERISA Plans") and any other benefit or compensation plan, program or arrangement maintained for the benefit of any current or former employee, officer or director of USR or any of its subsidiaries (the USR ERISA Plans and such plans being collectively referred to as the "USR Benefit Plans"), except as set forth in Section 2.10(a) of the USR Disclosure Schedule: (i) none of the USR ERISA Plans is a "multiemployer plan" within the meaning of ERISA; (ii) none of the USR Benefit Plans promises or provides retiree medical or life insurance benefits to any person except as required by Section 601 of ERISA and Section 4980B of the Code; (iii) none of the USR Benefit Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit, or the acceleration of the payment or vesting of a benefit by reason of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement; (iv) neither USR nor any of its subsidiaries has an obligation to adopt, or is considering the adoption of, any new USR Benefit Plan or, except as required by law, the amendment of an existing USR Benefit Plan;
(v) each USR ERISA Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") that it is so qualified and, to the knowledge of USR, nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such USR ERISA Plan; (vi) each USR Benefit Plan has been operated in all respects in accordance with its terms and the requirements of all applicable law; (vii) neither USR nor any of its subsidiaries or members of their "controlled group" has incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any USR ERISA Plan or other retirement plan or arrangement, and, to the knowledge of USR, no fact or event exists that could reasonably be expected to give rise to any such liability; (viii) the aggregate accumulated benefit obligations of each USR ERISA Plan subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such USR ERISA Plan) does not exceed the fair market value of the assets of such USR ERISA Plan (as of the date of such valuation); and (ix) except for claims for benefits arising in the ordinary operation of the USR Benefit Plans, USR is not aware of any claims relating to the USR Benefit Plans; provided, however, that the failure of the representations set forth in clauses (v), (vi), (vii), (viii) and (ix) to be true and correct shall not be deemed to be a breach of any such representation unless any such failure, individually or in the aggregate, is reasonably likely to have a USR Material Adverse Effect.

          (b)  Except as set forth in Section 2.10(b) of the USR Disclosure
Schedule: (i) there are no labor or collective bargaining agreements which pertain to employees of USR or any of its subsidiaries; (ii) there are no pending strikes, work stoppages, slowdowns, lockouts, arbitrations or other material labor disputes against USR or any of its subsidiaries;

(iii) there are no pending complaints, charges or claims against the USR or any of its subsidiaries filed with any Governmental Authority based upon the employment or termination of employment of any of their employees; and (iv) USR and its subsidiaries are in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, the Workers Adjustment and Retraining Notification Act ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax; provided, however, that the failure of the representations set forth in clauses (iii) and (iv) to be true and correct shall not be deemed to be a breach of any representation unless any such failure, individually or in the aggregate, is reasonably likely to have a USR Material Adverse Effect.

      Section 2.11  Environmental Protection.  (a)  Except as set forth in
Section 2.11 of the USR Disclosure Schedule or in the USR SEC Reports filed prior to the date hereof:

                    (i) USR and each of its subsidiaries is in compliance with all applicable Environmental Laws (as defined below) except where the failure to so comply would not have a USR Material Adverse Effect, and neither USR nor any of its subsidiaries has received any communication from any person or Governmental Authority that alleges that USR or any of its subsidiaries is not in such compliance with applicable Environmental Laws.

                    (ii) USR and each of its subsidiaries has obtained or has applied for all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations except where the failure to so obtain would not have a USR Material Adverse Effect, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and USR and its subsidiaries are in material compliance with all terms and conditions of the Environmental Permits.

                    (iii) There is no Environmental Claim (as defined below) pending or, to the best knowledge of USR, threatened (A) against USR or any of its subsidiaries, (B) against any person or entity whose liability for any Environmental Claim USR or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which USR or any of its subsidiaries owns, leases or manages, in whole or in part, which, in any such case described in this clause (iii), would have a USR Material Adverse Effect.

                    (iv) USR has no knowledge of any Releases (as defined below) of any Hazardous Material that would be reasonably likely to form the basis of any

      Environmental Claim against USR or any of its subsidiaries, or against any person or entity whose liability for any Environmental Claim USR or any of its subsidiaries has retained or assumed either contractually or by operation of law or which would result in USR incurring liability under any Environmental Law, except for any Environmental Claim or liability which would not have a USR Material Adverse Effect.

                    (v) USR has no knowledge, with respect to any predecessor of USR or any of its subsidiaries or any real property formerly owned, leased or operated by USR or any of its subsidiaries, of any Environmental Claim which would have a USR Material Adverse Effect pending or threatened, or of any Release of Hazardous Materials (as defined below) that would be reasonably likely to form the basis of any Environmental Claim which would have a USR Material Adverse Effect.

          (b) USR has made available to URI true and complete copies of all environmental audits, surveys, reports and assessments relating to real property owned, leased or operated by USR or any of its subsidiaries.

          (c)  As used in this Agreement:

               (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Authority) alleging potential liability (including potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from
      (A) the presence, Release or threatened Release into the environment of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by USR or any of its subsidiaries (for purposes of this Section 2.11) or by URI or any of URI's subsidiaries (for purposes of
      Section 3.11); or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

               (ii) "Environmental Laws" means all applicable federal, state and local laws, rules and regulations relating to pollution, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), natural resources or protection of human health as it relates to the environment including laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

               (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs"); (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which USR or any of its subsidiaries operates (for purposes of this Section 2.11) or in which URI or any of URI's subsidiaries operates (for purposes of Section 3.11).

               (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

      Section 2.12 Material Contracts. USR has filed as an exhibit to an Annual Report on Form 10-K or another document filed pursuant to the Securities Act or the Exchange Act, or has delivered or otherwise made available to URI true, correct and complete copies of all contracts and agreements to which USR or any of its subsidiaries is a party (a) that are required to be filed in an exhibit to an Annual Report on Form 10-K filed by USR with the SEC as of the date of this Agreement, (b) that purport to limit, curtail or restrict the ability of USR or any of its subsidiaries to operate or compete in any geographic area or line of business or (c) that provide for any severance or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby (collectively, the "USR Contracts"). Each of the USR Contracts is valid and enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception), and there is no default under any USR Contract so listed either by USR or any of its subsidiaries or, to the knowledge of USR, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by USR or any such subsidiary or, to the knowledge of USR, any other party, in any such case in which such default or event would have a USR Material Adverse Effect. No party to any USR Contract has given notice to USR of or made a claim against USR with respect to any breach or default thereunder, in any such case in which such breach or default would have a USR Material Adverse Effect.

      Section 2.13 Opinion of Financial Advisor. USR has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation, dated the date hereof, to the effect that, as of the date thereof, the Exchange Ratio is fair from a financial point of view to the holders of USR Common Stock.

      Section 2.14 Vote Required. The adoption of this Agreement by the holders of a majority of the votes entitled to be cast by all holders of the outstanding shares of USR Common Stock (the "USR Shareholders' Approval") is the only vote of the holders of any class or series of the capital stock of USR or any of its subsidiaries required to adopt this Agreement.

      Section 2.15 Reorganization and Accounting Matters. Neither USR nor, to USR's best knowledge, any of its Affiliates (as defined below) has taken or agreed to take any action that would (a) prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code or (b) prevent URI and the Surviving Corporation from accounting for the transactions to be effected pursuant to this Agreement as a pooling-of-interests in accordance with GAAP, Opinion 16 of the Accounting Principles Board ("APB 16") and applicable SEC regulations. USR has no reason to believe that the transaction contemplated by this Agreement will not qualify as a pooling-of-interest transaction in accordance with GAAP, APB 16 and applicable SEC regulations. As used in this Agreement, the term "Affiliate," except where otherwise defined herein, shall mean, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person and, as used in this definition, "control" (and, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

      Section 2.16 Brokers. Except for Donaldson, Lufkin & Jenrette Securities Corporation, whose fees have been disclosed to URI prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of USR.


                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF URI AND MERGER SUB

     URI and MERGER SUB represent and warrant to USR as follows:

      Section 3.1 Organization and Qualification. URI and each of its subsidiaries (including MERGER SUB) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a URI Material Adverse Effect (as defined below). As used in this Agreement, the term "URI Material Adverse Effect" shall mean any change or effect (i) that is materially adverse to the properties, business, results of operations or financial condition of URI and its subsidiaries, taken as whole, other than any change or effect arising out of general economic conditions or conditions generally affecting the equipment rental industry or
(ii) that would impair the ability of URI and MERGER SUB to consummate the transactions contemplated by this Agreement.

      Section 3.2 Subsidiaries. Section 3.2 of the Disclosure Schedule previously delivered by URI to USR (the "URI Disclosure Schedule") sets forth a list as of the date hereof of all of URI's subsidiaries. Except as set forth in
Section 3.2 of the URI Disclosure Schedule, (a) all of the issued and outstanding shares of capital stock of each of URI's subsidiaries (including MERGER SUB) are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by URI free and clear of any liens, claims, encumbrances, security interests, charges and options of any nature whatsoever (other than liens in favor of URI's senior creditors as disclosed in URI's SEC Reports (as defined in Section 3.5)); (b) there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating URI or any such subsidiary of URI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of any such subsidiary, or obligating it to grant, extend or enter into any such agreement or commitment; and (c) there are no outstanding commitments or obligations of URI or any of its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of URI.

      Section 3.3 Capitalization. As of the date hereof, the authorized capital stock of URI consists of 75,000,000 shares of URI Common Stock and 5,000,000 shares of preferred stock, $0.01 par value, of URI ("URI Preferred Stock"). At the close of business on June 15, 1998, (a) 34,387,856 shares of URI Common Stock were issued and outstanding, (b) not more than 5,000,000 shares of URI Common Stock were reserved for issuance pursuant to URI's 1997 Stock Option Plan of which 4,470,725 shares were reserved for issuance upon exercise of outstanding stock options, not more than 6,519,058 shares of URI Common Stock were reserved for issuance upon exercise of outstanding warrants and not more than 16,942 shares of URI Common Stock were reserved for issuance upon conversion of a convertible note of URI, (c) no shares of URI Common Stock were held by URI in its treasury or by its wholly owned subsidiaries, and (d) no shares of URI Preferred Stock were issued and outstanding. Except as set forth above, as contemplated by this Agreement or as set forth in Section 3.3 of the URI Disclosure Schedule, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of URI, (ii) no securities of URI or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of URI, (iii) no options, warrants or other rights to acquire from URI or any of its subsidiaries, and no commitments or obligations of URI or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of URI, and (iv) no equity equivalents, interests in the ownership or earnings of URI or its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "URI Securities"). There are no outstanding obligations of URI or its subsidiaries to repurchase, redeem or otherwise acquire any URI Securities. Except as set forth in Section 3.3 of the URI Disclosure Schedule or the URI SEC Reports, there are no stockholder agreements, voting trusts or other agreements or understandings to which URI is a party or to which it is bound relating to the voting of any URI Securities.

      Section 3.4 Authority; Approvals; Noncontravention; Compliance. (a) Each of URI and MERGER SUB has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of URI (the "URI Board") and the board of directors of MERGER SUB and no other corporate proceedings on the part of URI or MERGER SUB are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the URI Shareholders' Approval (as defined in Section 3.14 below)). This Agreement has been duly and validly executed and delivered by URI and MERGER SUB and constitutes the valid, legal and binding agreements of URI and MERGER SUB, enforceable against them in accordance with its terms, subject to the Bankruptcy and Equity Exception. The URI Board has, by unanimous vote, duly and validly approved, and taken all corporate actions required to be taken by the URI Board for the consummation of, the transactions, including the Merger, contemplated hereby, and resolved to recommend that the stockholders of URI approve the Charter Amendment and the Share Issuance (each as defined in Section 3.14 below). The Board of Directors of URI has taken all actions necessary under the DGCL, including approving the transactions contemplated by the Merger Agreement, to ensure that the restrictions on Business Combinations (as defined in Section 203 of the DGCL) do not, and will not, apply to the transactions contemplated hereby if consummated in accordance with the terms hereof.

               (b) Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act (including the filing and effectiveness of the Registration Statement in connection with the issuance of URI Common Stock pursuant to the Merger), the Exchange Act, state securities or blue sky laws, the HSR Act, the filing of the Certificate of Merger as required by the DGCL, required filings with and approvals of the New York Stock Exchange and as otherwise set forth in
Section 3.4(b) of the URI Disclosure Schedule, no filing or registration with or notice to, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery by URI and MERGER SUB of this Agreement or the consummation by URI and MERGER SUB of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a URI Material Adverse Effect.

          (c) Except as set forth in Section 3.4(c) of the URI Disclosure Schedule, neither the execution, delivery and performance of this Agreement by URI or MERGER SUB nor the consummation by URI or MERGER SUB of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate or articles of incorporation or by-laws (or similar governing documents) of URI or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration, lien or other encumbrance) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which URI or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to URI or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (ii) or (iii), for violations, breaches or defaults which would not have a URI Material Adverse Effect.

          (d) Except as set forth in Sections 3.4(d), 3.7, 3.10 and 3.11 of the URI Disclosure Schedule, or as disclosed in the URI SEC Reports filed prior to the date hereof, neither URI nor any of its subsidiaries is in violation of, is, to the knowledge of URI, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, decree or judgment (including any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for possible violations which individually or in the aggregate would not have a URI Material Adverse Effect. Except as set forth in Section 3.4(d) of the URI Disclosure Schedule or as expressly disclosed in the URI SEC Reports filed prior to the date hereof, URI and its subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted which are material to the operation of their businesses. Except as set forth in
Section 3.4(d) of the URI Disclosure Schedule, URI and each of its subsidiaries is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by URI or any of its subsidiaries under (i) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, except for possible violations, breaches or defaults which individually or in the aggregate would not have a URI Material Adverse Effect, or (ii) its certificate of incorporation or by-laws (or similar governing document).

      Section 3.5 Reports and Financial Statements. The filings required to be made by URI and its subsidiaries since December 31, 1997 under the Securities Act and the Exchange Act have been filed with the SEC, including all forms, statements, reports, agreements, documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects, with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. URI has made available to USR a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed with the SEC by URI and its subsidiaries pursuant to the requirements of the Securities Act or Exchange Act since December 31, 1997, including all amendments thereto (as such documents have since the time of their filing been amended, the "URI SEC Reports"). As of their respective dates, the URI SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of URI and its subsidiaries included in the URI SEC Reports have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the
SEC) and fairly present the financial position of URI and its subsidiaries as of the dates thereof and the results of their respective operations, cash flows and change in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. Since December 31, 1997, except as set forth in the URI SEC Reports, there has not been any change, or any application or request for any change, by URI or any of its subsidiaries in accounting principles, methods or policies for financial accounting or tax purposes. True, accurate and complete copies of the certificate of incorporation and by-laws of URI, as in effect on the date hereof, are included in the URI SEC Reports. URI has heretofore made available to USR a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements and other documents which had previously been filed by URI with the SEC pursuant to the Securities Act or the Exchange Act.

      Section 3.6 Absence of Certain Changes or Events; Liabilities. Except as disclosed in the URI SEC Reports filed prior to the date hereof or as set forth in Section 3.6 of the URI Disclosure Schedule, since December 31, 1997, URI and each of its subsidiaries have conducted their business only, to URI's knowledge, in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists, and no events or changes have occurred and no liabilities or obligations of any nature (whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted) have been incurred, in each case, which would have or, insofar as reasonably can be foreseen, could have, a URI Material Adverse Effect. Except as and to the extent publicly disclosed in the URI SEC Reports filed prior to the date hereof and except for liabilities incurred in connection with the transactions contemplated by this Agreement, URI and its subsidiaries have no liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which, individually or in the aggregate, would have a URI Material Adverse Effect.

      Section 3.7 Litigation. Except as disclosed in the URI SEC Reports filed prior to the date hereof or as set forth in Sections 3.7, 3.10 and 3.11 of the URI Disclosure Schedule, (a) there are no claims, suits, actions or proceedings by any Governmental Authority or any arbitrator pending or, to the knowledge of URI, threatened, nor are there, to the knowledge of URI, any investigations or reviews by any Governmental Authority or any arbitrator pending or threatened against, relating to or affecting URI or any of its subsidiaries which would have a URI Material Adverse Effect, (b) to URI's knowledge, there have not been any significant developments since December 31, 1997, with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews that would have a URI Material Adverse Effect and (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to URI or any of its subsidiaries, except for such that would not have a URI Material Adverse Effect.

      Section 3.8 Registration Statement and Proxy Statement. None of the information supplied or to be supplied by or on behalf of URI and included or incorporated by reference in (a) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) the Proxy Statement will, at the dates mailed to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement, insofar as it relates to the meeting of URI's stockholders, will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

      Section 3.9 Tax Matters. Except as set forth in Section 3.9 of the URI Disclosure Schedule: (a) URI and its subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which URI or any of its subsidiaries is or has been a member, has timely filed all federal and all other material Tax Returns required to be filed by them. All such Tax Returns are true and correct in all material respects. All material Taxes (as defined below) due and payable by URI and its subsidiaries have been timely paid in full. The most recent consolidated financial statements contained in the URI SEC Reports reflect an adequate reserve in accordance with GAAP for all Taxes payable by URI and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

          (b) No material deficiencies for any Taxes have been proposed, asserted or assessed against URI or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of URI and its subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority. No material issues relating to Taxes have been raised in writing by any Governmental Authority during any presently pending audit or examination. No claim has been made by any taxing authority in a jurisdiction where URI or any of its subsidiaries does not file a Tax Return, that it or any of its subsidiaries may be subject to any material Tax in that jurisdiction.

          (c) There are no material liens or encumbrances for Taxes on any of the assets of URI or its subsidiaries (other than for current Taxes not yet due and payable).

          (d) URI and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

          (e) None of URI or its subsidiaries has filed a consent under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

          (f) None of URI or its subsidiaries has made any payments, nor is any of them obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that would not be deductible by reason of Sections 280G or 162(m) of the Code.

          (g) None of URI or its subsidiaries is a party to any tax allocation agreement, tax sharing agreement, tax indemnity agreement or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

          (h) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of URI or its subsidiaries and neither URI nor any of its subsidiaries has received a written notice of any pending audit or proceeding, in any such case involving a material issue with respect to Taxes.

          (i) Neither URI nor any of its subsidiaries has agreed to or is required to make any material adjustment under Section 481(a) of the Code.

          (j) No property owned by URI or any of its subsidiaries (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986;
(ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code; or (iii) is tax exempt bond financed property within the meaning of Section 168(g) of the Code.

          (k) Neither URI nor any of its subsidiaries is or has ever been a "personal holding company" as defined under Section 542 of the Code.

      Section 3.10 Employee Matters; ERISA; Labor. (a) With respect to all the employee benefit plans (as that phrase is defined in Section 3(3) of ERISA) maintained for, or contributed to, the benefit of any current or former employee, officer or director of URI or any of its subsidiaries ("URI ERISA Plans") and any other benefit or compensation plan, program or arrangement maintained for the benefit of any current or former employee, officer or director of URI or any of its subsidiaries (the URI ERISA Plans and such plans being collectively referred to as the "URI Benefit Plans"), except as set forth in Section 3.10(a) of the URI Disclosure Schedule: (i) none of the URI ERISA Plans is a "multiemployer plan" within the meaning of ERISA; (ii) none of the URI Benefit Plans promises or provides retiree medical or life insurance benefits to any person except as required by Section 601 of ERISA and Section 4908B of the Code; (iii) none of the URI Benefit Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit, or the acceleration of the payment or vesting of a benefit by reason of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement; (iv) neither URI nor any of its subsidiaries has an obligation to adopt, or is considering the adoption of, any new URI Benefit Plan or, except as required by law, the amendment of an existing URI Benefit Plan;
(v) each URI ERISA Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified and, to the knowledge of URI, nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such URI ERISA Plan; (vi) each URI Benefit Plan has been operated in all respects in accordance with its terms and the requirements of all applicable law; (vii) neither URI nor any of its subsidiaries or members of their "controlled group" has incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any URI ERISA Plan or other retirement plan or arrangement, and, to the knowledge of URI, no fact or event exists that could reasonably be expected to give rise to any such liability; (viii) the aggregate accumulated benefit obligations of each URI ERISA Plan subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such URI ERISA Plan) does not exceed the fair market value of the assets of such URI ERISA Plan (as of the date of such valuation); and (ix) except for claims for benefits arising in the ordinary operation of the URI Benefit Plans, URI is not aware of any claims relating to the URI Benefit Plans; provided, however, that the failure of the representations set forth in clauses (v), (vi), (vii), (viii) and (ix) to be true and correct shall not be deemed to be a breach of any such representation unless any such failure, individually or in the aggregate, is reasonably likely to have a URI Material Adverse Effect.

          (b)  Except as set forth in Section 3.10(b) of the URI Disclosure
Schedule: (i) there are no labor or collective bargaining agreements which pertain to employees of URI or any of its subsidiaries; (ii) there are no pending strikes, work stoppages, slowdowns, lockouts, arbitrations or other material labor disputes against URI or any of its subsidiaries; (iii) there are no pending complaints, charges or claims against the URI or any of its subsidiaries filed with any Governmental Authority based upon the employment or termination of employment of any of their employees; and (iv) URI and its subsidiaries are in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax; provided, however, that the failure of the representations set forth in clauses (iii) and
(iv) to be true and correct shall not be deemed a breach of any representation unless any such failure, individually or in the aggregate, is reasonably likely to have a URI Material Adverse Effect.

     Section 3.11   Environmental Protection. (a) Except as set forth in Section
3.11 of the URI Disclosure Schedule or in the URI SEC Reports filed prior to the date hereof:

               (i) URI and each of its subsidiaries is in compliance with all applicable Environmental Laws, except where the failure to so comply would not have a URI Material Adverse Effect, and neither URI nor any of its subsidiaries has received any communication from any person or Governmental Authority that alleges that URI or any of its subsidiaries is not in such compliance with applicable Environmental Laws.

               (ii) URI and each of its subsidiaries has obtained or has applied for all Environmental Permits necessary for the construction of their facilities or the conduct of their operations except where the failure to so obtain would not have a URI Material Adverse Effect, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and URI and its subsidiaries are in material compliance with all terms and conditions of the Environmental Permits.

               (iii) There is no Environmental Claim pending or, to the best knowledge of URI, threatened (A) against URI or any of its subsidiaries,
     (B) against any person or entity whose liability for any Environmental Claim URI or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which URI or any of its subsidiaries owns, leases or manages, in whole or in part, which, in any such case described in this clause (iii), would have a URI Material Adverse Effect.

               (iv) URI has no knowledge of any Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against URI or any of its subsidiaries, or against any person or entity whose liability for any Environmental Claim URI or any of its subsidiaries has retained or assumed either contractually or by operation of law or which would result in URI incurring liability under any Environmental Law, except for any Environmental Claim or liability which would not have a URI Material Adverse Effect.

               (v) URI has no knowledge, with respect to any predecessor of URI or any of its subsidiaries or any real property formerly owned, leased or operated by URI or any of its subsidiaries, of any Environmental Claim which would have a URI Material Adverse Effect pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim which would have a URI Material Adverse Effect.

          (b) URI has made available to USR true and complete copies of all environmental audits, surveys, reports and assessments relating to real property owned, leased or operated by URI or any of its subsidiaries.

      Section 3.12 Material Contracts. URI has filed as an exhibit to an Annual Report on Form 10-K or another document filed pursuant to the Securities Act or the Exchange Act, or has delivered or otherwise made available to USR true, correct and complete copies of all contracts and agreements to which URI or any of its subsidiaries is a party (a) that are required to be filed in an exhibit to an Annual Report on Form 10-K filed by URI with the SEC as of the date of this Agreement, (b) that purport to limit, curtail or restrict the ability of URI or any of its subsidiaries to operate or compete in any geographic area or line of business or (c) that provide for any severance or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby (collectively, the "URI Contracts"). Each of the URI Contracts is valid and enforceable in accordance with its terms (subject to the Bankruptcy and Enforceability Exception), and there is no default under any URI Contract so listed either by URI or any of its subsidiaries or, to the knowledge of URI, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by URI or any such subsidiary or, to the knowledge of URI, any other party, in any such case in which such default or event would have a URI Material Adverse Effect. No party to any URI Contract has given notice to URI of or made a claim against URI with respect to any breach or default thereunder, in any such case in which such breach or default would have a URI Material Adverse Effect.

      Section 3.13 Opinion of Financial Advisor. URI has received the opinion of Goldman, Sachs & Co. ("Goldman"), dated the date hereof, to the effect that, as of the date thereof, the Exchange Ratio to be exchanged by URI pursuant to this Agreement is fair from a financial point of view to URI.

      Section 3.14 Vote Required. The approval of (a) an amendment to the certificate of incorporation of URI to the increase in the number of authorized shares of URI Common Stock to 250,000,000 shares (the "Charter Amendment") by the holders of a majority of the votes entitled to be cast by all holders of URI Common Stock and (b) the issuance of URI Common Stock pursuant to the Merger (the "Share Issuance") by the holders of a majority of all shares of URI Common Stock casting votes in accordance with the rules of the New York Stock Exchange (collectively, the "URI Shareholders' Approval") is the only vote of the holders of any class or series of the capital stock of URI required to approve this Agreement and the transactions contemplated hereby, including the Merger.

      Section 3.15 Reorganization and Accounting Matters. Neither URI nor, to URI's best knowledge, any of its Affiliates has taken or agreed to take any action that would (a) prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code or (b) prevent URI and the Surviving Corporation from accounting for the transactions to be effected pursuant to this Agreement as a pooling-of-interests in accordance with GAAP, APB 16 and applicable SEC regulations. URI has no reason to believe that the transaction contemplated by this Agreement will not qualify as a pooling-of-interest transaction in accordance with GAAP, APB 16 and applicable SEC regulations.

      Section 3.16 Brokers. Except for Goldman, whose fees have been disclosed to USR prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of URI.


                                  ARTICLE IV
                    CONDUCT OF BUSINESS PENDING THE MERGER

      Section 4.1 Covenants of the Parties. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, USR and URI each agree as follows, each as to itself and to each of its subsidiaries (which, in the case of URI, includes MERGER SUB), as the case may be, except as expressly contemplated or permitted in this Agreement, or to the extent the other parties hereto shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed:

          (a) Ordinary Course of Business. Each party hereto shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course consistent with past custom and practice and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of work force needs and ongoing programs currently in force, keep available the services of their present officers and employees, provided, however, that nothing shall prohibit or restrict either party or any of its subsidiaries from (i) transferring operations to such party or any of its wholly owned subsidiaries, (ii) agreeing to consummate or consummating acquisitions of entities engaged in, or assets useful in, the equipment rental business, (iii) incurring additional indebtedness or refinancing its outstanding indebtedness, or (iv) issuing additional equity or debt securities, provided that neither party shall issue any securities (or options, warrants or rights in respect of the same) to any of their respective directors, officers or employees except for, in the case of USR, issuances of shares of USR Common Stock pursuant to outstanding USR Stock Options (as defined in Section 5.10 hereof) and options to purchase not more than 100,000 shares of USR Common Stock pursuant to the USR Stock Plan granted to employees other than directors and present officers, provided that the vesting of such options shall not accelerate upon the Merger, and in the case of URI, issuances of securities (including stock options at fair market value) pursuant to URI's 1997 Stock Option Plan and issuances of URI Common Stock pursuant to the exercise of outstanding options and warrants to acquire URI Common Stock as disclosed pursuant to Section 3.3 hereof.

          (b) Dividends. No party shall, nor shall any party permit any of its subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than to such party or its wholly owned subsidiaries and other than, in the case of URI, distributions of shares of URI Common Stock to effect any stock split, (ii) combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in lieu of or in substitution for shares of their capital stock or
(iii) redeem, repurchase or otherwise acquire any shares of its capital stock except, in the case of URI, for repurchases of URI Common Stock (and warrants to acquire the same) pursuant to the terms of agreements publicly disclosed in the URI SEC Reports prior to the date hereof.

          (c) Charter Documents. No party shall amend or propose to amend its respective charter or by-laws, or similar governing documents, except as contemplated herein and except, in the case of URI, for the Charter Amendment.

          (d) No Dispositions. Except as set forth in Section 4.1(d) of the USR Disclosure Schedule or 4.1(d) of the URI Disclosure Schedule, no party shall, nor shall any party permit any of its subsidiaries to, sell or dispose of any of its assets (including capital stock of subsidiaries) other than (i) dispositions by a party or its subsidiaries of assets that, individually or in the aggregate with all other assets disposed by such party and its subsidiaries since the date hereof (other than assets disposed in accordance with clause (ii) below), generated less than $10 million in gross revenues during the 12 month period immediately preceding the date of disposition or (ii) sales of equipment or merchandise inventory and dispositions of assets in the ordinary course of business consistent with prior custom and practice.

          (e) Accounting. No party shall, nor shall any party permit any of its subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

          (f) Pooling. No party shall, nor shall any party permit any of its subsidiaries to, take any action which would, or would be reasonably likely to, prevent URI and the Surviving Corporation from accounting for the transactions to be effected pursuant to this Agreement as a pooling-of-interests in accordance with GAAP, APB 16 and applicable SEC regulations, and each party hereto shall use all commercially reasonable efforts to achieve such accounting treatment (including taking such commercially reasonable actions as may be necessary to cure any facts or circumstances that could prevent such transactions from qualifying for pooling-of-interests accounting treatment).

          (g) Cooperation, Notification. Each party shall (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations, (ii) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects, (iii) promptly advise the other party of any material inaccuracy in any of its representations or warranties herein or of change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in, in the case of USR, a USR Material Adverse Effect or, in the case of URI, a URI Material Adverse Effect and (iv) promptly provide the other party with copies of all filings made by such party or any of its subsidiaries with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

          (h) Third-Party Consents. Each party hereto shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all consents required in connection with the transactions contemplated by this Agreement, and each party hereto shall promptly notify the other parties of any failure or prospective failure to obtain any such consents and, if requested by the other party, shall provide such other party with copies of all material filings and correspondence in connection with, and evidence of, all consents applied for or obtained.

          (i) No Breach, Etc. No party shall, nor shall any party permit any of its subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue as of the Closing Date.

          (j) Insurance. Each party shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies of its size engaged in the equipment rental industry; provided, however, that the foregoing shall not apply to USR's self insurance arrangements as referenced in
Section 4.1(j) of the USR Disclosure Schedule so long as USR does not change such arrangements.

          (k) Permits. Each party shall, and shall cause its subsidiaries to, use reasonable efforts to maintain in effect all existing governmental permits which are material to the operations of such party or its subsidiaries.

          (l) Compensation, Benefits. Except, in the case of USR, as set forth in Section 4.1(l) of the USR Disclosure Schedule, and in the case of URI, as set forth in Section 4.1(l) of the URI Disclosure Schedule, and in each case, except as may be required by applicable law or as contemplated by this Agreement, no party shall, nor shall any party permit any of its subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by such party or any of its subsidiaries or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of such party or any of its subsidiaries, except for normal extensions and increases for employees other than officers or directors in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of its subsidiaries or in connection with any acquisition permitted by Section 4.1(a) hereof; (ii) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than in the ordinary course of business consistent with past practice; or (iii) deposit into any trust (including any "rabbi trust") amounts in respect of any employee benefit obligations or obligations to directors; provided that transfers into any trust, other than a rabbi or other trust with respect to any non-qualified deferred compensation, may be made in accordance with past practice.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     Section 5.1 Access to Information. Upon reasonable notice and subject to applicable law, each party shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including Tax Returns) and, during such period, each party shall, and shall cause its subsidiaries to, furnish promptly to the other (i) access to each report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the Department of Justice, the Federal Trade Commission or any other Governmental Authority and (ii) access to all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement; provided, however, that information with respect to specific contemplated or pending acquisitions will not be made available until the condition set forth in
Section 6.1(e) with respect to the HSR Act has been satisfied and the Joint Proxy/Registration Statement contemplated by Section 5.2(a) has been mailed to the respective stockholders of URI and USR. Each party shall, and shall cause its subsidiaries and Representatives to, hold in strict confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreements, dated March 26, 1998 and April 13, 1998, between USR and URI, as they may be amended from time to time (the "Confidentiality Agreement").

     Section 5.2 Joint Proxy Statement and Registration Statement; Shareholders' Approval.

          (a) Preparation and Filing. The parties hereto shall prepare and file with the SEC as soon as reasonably practicable after the date hereof the Proxy Statement and, as soon as the parties are notified that the SEC has no further comments on the Proxy Statement, URI will prepare and file with the SEC the Registration Statement in which a prospectus, the Proxy Statement and form of proxy will be included (collectively, the "Joint Proxy/Registration Statement"). URI shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing, and URI shall also take such action as is required to cause the shares of URI Common Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that URI shall not be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process or general taxation in any jurisdiction where URI and the Surviving Corporation will not be, following the Merger, so subject. URI shall also use its best efforts to cause the shares of URI Common Stock issuable in the Merger to be approved for listing on the New York Stock Exchange subject to official notice of issuance. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Joint Proxy/Registration Statement. The information provided by any party hereto for use in the Joint Proxy/Registration Statement shall be true and correct in all material respects without misstatement of any material fact or omission of any material fact which is necessary or required to make the statements therein, in light of the circumstances under which they were made, not false or misleading and, in the event any party becomes aware prior to the Effective Time of any information that should be included in the Joint Proxy/Registration Statement such that the Joint Proxy/Registration Statement shall not contain any misstatement of any material fact or omission of any material fact which is necessary or required to make the statements therein, in light of the circumstances under which they were made, not false or misleading, such party shall promptly notify the other parties thereof and, to the extent required by applicable law, an appropriate amendment to the Joint Proxy/Registration Statement shall be promptly prepared, filed with the SEC and disseminated to stockholders. No part of the Joint Proxy/Registration Statement or any amendment or supplement thereto shall be filed by any party with the SEC or mailed to stockholders without providing the other parties a reasonable prior opportunity to review the same and comment thereon. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Joint Proxy/Registration Statement.

          (b) Letter of USR's Accountants. USR shall use its reasonable best efforts to cause to be delivered to URI a letter of Price Waterhouse LLP dated the Closing Date stating that accounting for the Merger as a pooling-of-interests under GAAP, APB 16 and applicable SEC rules is appropriate if the Merger is consummated as contemplated by this Agreement.

          (c) Letter of URI's Accountants. URI shall use its reasonable best efforts to cause to be delivered to USR a letter of Ernst & Young LLP dated the Closing Date regarding their concurrence with URI management's conclusions as to the appropriateness of pooling-of-interests accounting for the Merger under APB 16 if the Merger is consummated as contemplated by this Agreement.

          (d) Shareholders' Meetings. URI and USR shall each use their respective reasonable best efforts to duly call, give notice of, convene and hold meetings of their respective stockholders as soon as reasonably practicable following the date hereof, but in any event following the date on which the Registration Statement is declared effective by the SEC, such meetings shall, to the extent practicable, be held on the same date, as URI and USR shall mutually determine, or on such other dates as the parties may agree. URI and USR shall distribute to their respective stockholders, in accordance with applicable federal and state law and their respective certificates of incorporation and by-laws, the Proxy Statement for the purpose of securing the URI Shareholders' Approval and USR Shareholders' Approval, respectively, at such meetings, and unless, at any time after the 120th day following the date hereof, the Board of Directors of a party shall conclude in good faith on the basis of advice of a nationally recognized firm of outside counsel that withholding such a recommendation may be necessary for such Board of Directors to act in a manner consistent with its fiduciary duties under applicable law, recommend to their respective stockholders the approval and adoption of the Merger and of this Agreement in the case of USR, or the approval of the Charter Amendment and the Share Issuance, in the case of URI, and cooperate and consult with the other parties hereto with respect to each of the foregoing matters.

     Section 5.3 Regulatory Matters. As soon as practicable following the date hereof: (a) HSR Filings. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by their respective "ultimate parent" companies under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings promptly and to respond on a timely basis to any requests for additional information made by either of such agencies.

          (b) Other Regulatory Approvals. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities required, necessary or advisable of it in connection with this Agreement and the transactions contemplated hereby.

     Section 5.4 Directors' and Officers' Indemnification. (a) Indemnification. From and after the Effective Time, URI shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director of USR (each an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director or officer of such party (the "Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement; provided, however, that URI shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). URI shall be entitled to control the defense of all actions giving rise to such Indemnified Liabilities with a firm of counsel selected by URI to represent all

Indemnified Parties as a group with respect to each such matter or group of related matters; provided that if, under applicable standards of professional conduct as expressed in an opinion of counsel reasonably satisfactory to URI, a conflict with respect to any significant issue between positions of any Indemnified Party and any other Indemnified Party or Indemnified Parties exists in connection with such matter, URI shall not be required to retain more than one separate firm of counsel (other than necessary local counsel) to represent all of the Indemnified Parties to which such conflict relates.

          (b) Insurance. For a period of six years after the Effective Time, URI shall cause to be maintained in effect policies of directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time for the benefit of directors and officers of USR who are currently covered by such policies on terms no less favorable than the terms of such current insurance coverage; provided, however, that URI shall not be required to expend in any year an amount in excess of 150% of the annual aggregate premiums currently paid by USR for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, URI shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the board of directors of URI, for a cost not exceeding such amount.

          (c) Director and Officer Liability. URI will cause the Surviving Corporaction, for a period of six years after the Effective Date to (i) maintain in effect in its certificate of incorporation and by-laws the current provisions regarding the elimination of liability of directors and indemnification of and advancement of expenses to officers, directors, employees and agents currently contained in the certificate of incorporation and by-laws of USR and (ii) maintain the existing indemnification agreements covering such directors of USR, copies of which have been provided to URI before the date of this Agreement.

          (d)  Successors.  In the event URI or any of its successors or assigns
(i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in either such case, proper provisions shall be made so that the successors and assigns of URI shall assume the obligations set forth in this Section 5.4.

          (e) Benefit. The provisions of this Section 5.4 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

     Section 5.5 Public Announcements. Subject to each party's disclosure obligations imposed by applicable law and stock exchange rules, USR and URI will coordinate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby.

     Section 5.6   Affiliate Letters.  Section 5.6 of the USR Disclosure
Schedule identifies all persons who are, and all persons who to USR's best knowledge will be at the Closing Date, "affiliates" of USR for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling-of-interests accounting treatment under APB 16 and applicable SEC rules, and (b) Section 5.6 of the URI Disclosure Schedule identifies all persons who are, and all persons who to URI's best knowledge will be at the Closing Date, "affiliates" of URI for purposes of qualifying the Merger for pooling-of-interests accounting treatment under APB 16 and applicable SEC rules. USR and URI will each respectively cause such lists to be updated promptly through the Closing Date. On the date hereof, USR shall cause its "affiliates" to deliver to URI a written agreement substantially in the form attached as Exhibit C (each, a "USR Affiliate Agreement"), and URI shall cause its "affiliates" to deliver to USR a written agreement substantially in the form attached as Exhibit D (each, a "URI Affiliate Agreement").

     Section 5.7 No Solicitations. From and after the date hereof, USR and URI shall not, and shall not authorize or permit any of their respective subsidiaries or Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined herein) from any person or entity, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, either party may (i) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; and (ii) at any time after the 120th day following the date hereof and prior to the time USR stockholders shall have voted to adopt this Agreement, (A) engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with the party or its Representatives after the date hereof) seeks to initiate such discussions or negotiations, and may furnish such third party information concerning the party and its business, properties and assets if, and only to the extent that, (1)(w) the third party has first made an Acquisition Proposal that the Board of Directors of such party believes in good faith (after consultation with its financial advisor) is reasonably capable of being completed, taking into account all relevant legal, financial, regulatory and other aspects of the Acquisition Proposal and the source of its financing, on the terms proposed and, believes in good faith (after consultation with its financial advisor and after taking into account the strategic benefits anticipated to be derived from the Merger and the long-term prospects of USR and URI as a combined company), would, if consummated, result in a transaction more favorable to the stockholders of USR or URI, as the case may be, from a financial point of view, than the transactions contemplated by this Agreement and believes in good faith (after consultation with its financial advisor) that the person making such Acquisition Proposal has, or is reasonably likely to have or obtain, any necessary funds or customary commitments to provide any funds necessary to consummate such Acquisition Proposal (any such more favorable Acquisition Proposal being referred in this Agreement as a "Superior Proposal") and (x) the party's Board of Directors shall conclude in good faith, after considering applicable provisions of state law, on the basis of advice of a nationally recognized firm of outside counsel, that such action may be necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law, and (2) prior to furnishing such information to or entering into discussions or negotiations with such person or entity, such party (y) provides prompt notice to the other party to the effect that it is furnishing information to or entering into discussions or negotiations with such person or entity and (z) receives from such person or entity an executed confidentiality agreement in reasonably customary form on terms not materially more favorable to such person or entity than the terms contained in the Confidentiality Agreement, and/or (B) accept a Superior Proposal from a third party, provided that the conditions set forth in clauses
(A)(1) and (A)(2) above have been satisfied and such party complies with and terminates this Agreement pursuant to Section 7.1(e) or 7.1(f), as applicable. Each party shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any persons or entities conducted heretofore by the party or its Representatives with respect to the foregoing. Each party hereto shall notify the other party orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identify of the person making it), within 24 hours of the receipt thereof, and shall keep the other party informed of the status and details of any such inquiry, offer or proposal. As used herein, "Acquisition Proposal" shall mean a proposal or offer (other than by another party hereto) for a tender or exchange offer for the securities of a party hereto, or a merger, consolidation or other business combination involving an acquisition of a party or any material subsidiary of a party or any proposal to acquire in any manner a substantial equity interest in or a substantial portion of the assets of a party or any material subsidiary of a party.

     Section 5.8 Post-Merger Board of Directors. URI's Board of Directors will take such action as may be necessary to cause the number of directors comprising the full Board of Directors of URI at the Effective Time to be increased by four persons, two of whom shall be as set forth on Schedule 5.8 hereto, one of whom shall be a current director of USR chosen by URI, and one of whom shall be mutually agreed upon by the Chairman of each of USR and URI; provided that if, prior to the Effective Time, any such designee shall decline or be unable to serve, USR shall, subject to the written approval of URI, designate another person to serve in such person's stead.

     Section 5.9 Post-Merger Officers; Employment Agreements. (a) The Board of Directors of URI shall take such action as is required to cause the individuals listed on Schedule 5.9(a) hereto to be appointed, effective as of the Effective Time, to the offices of URI set forth opposite their respective names on such schedule.

          (b) At the Effective Time, URI shall enter into employment agreements with each of William F. Berry and John S. McKinney in substantially the form of Exhibits E-1 and E-2 hereto, respectively.

          (c) USR shall use its best efforts to cause the persons identified in writing to USR with reference to this Section to enter into employment agreements with URI acceptable to URI.

     Section 5.10 Stock Option Plans. (a) The Board of Directors of each of USR and URI shall take all such actions as may be necessary such that, subject to the provisions of Section 16 of the Exchange Act, as of the Effective Time each option to purchase shares of USR Common Stock pursuant to the USR Stock Plan (a "USR Stock Option") which is outstanding as of the Effective Time shall be assumed by URI and converted into an option (or a new substitute option shall be granted) to purchase the number of shares of URI Common Stock (rounded up to the nearest whole share) equal to the number of shares of USR Common Stock subject to such option multiplied by the Exchange Ratio, at an exercise price per share of URI Common Stock (rounded down to the nearest penny) equal to the former exercise price per share of USR Common Stock under such option immediately prior to the Effective Time divided by the Exchange Ratio; provided, however, that in the case of any USR Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as provided above and in Section 5.10(b) below, the substituted URI Stock Option shall be subject to the same terms and conditions (including expiration date, vesting and exercise provisions) as were applicable to the converted USR Stock Option immediately prior to the Effective Time. As soon as practicable after the Effective Time, URI shall deliver to the holders of USR Stock Options appropriate notices setting forth such holders' rights with respect thereto. URI shall reserve a sufficient number of shares of URI Common Stock for issuance upon exercise of converted USR Stock Options following the Merger.

          (b) URI shall use its best efforts to file or cause to be filed (i) during each of URI's fiscal quarters ending March 31, 1999 and March 31, 2000 one or more registration statements on Form S-8 or Form S-3 (or other appropriate forms) under the Securities Act (an "Option Plan Registration Statement") in order to register for each holder thereof such number of Option Shares (as defined below) as equals the Registration Amount (as defined below) for such period and (ii) during URI's fiscal quarter ending March 31, 2001 one or more such registration statements in order to register the balance of the Option Shares. Except as set forth above, URI shall have no obligation to register under the Securities Act or any state securities laws any shares of URI Common Stock issuable upon exercise of converted USR Stock Options.

          As used in this Agreement, (A) the term "Option Shares" means shares of URI Common Stock issuable pursuant to outstanding USR Stock Options converted pursuant to this Section 5.10 that were held by an employee of USR that entered into an employment agreement with URI as of the Closing Date; and (B) the "Registration Amount" for a holder for any period shall mean such number of Option Shares as equals (x) one-third of the total number of Option Shares then held by such holder, plus (y) any Option Shares not included in an Option Plan Registration Statement pursuant to the foregoing clause (x) that are owned by a holder that died, or was terminated without "good cause" or resigned for "good reason" (as respectively defined in the Employment Agreements attached as Exhibit E hereto) during the period commencing on the Closing Date and ending prior to the date such registration statement is filed with the SEC; provided that, in respect of the 1999 period, the Registration Amount shall equal the greater of the amount set forth in clauses (x) and (y) or the number of Option Shares which when sold at the market price prevailing on such date would yield net proceeds to the holder equal to the excise tax payable by such holder in respect of the vesting of the Option Shares on the date of this Agreement pursuant to the Merger.

     Section 5.11 Employee Benefit Plans. The consummation of the Merger shall not be treated as a termination of employment for purposes of any USR Benefit Plan; provided, however, that nothing herein shall not prohibit URI and its subsidiaries from amending, terminating or otherwise modifying any USR Benefit Plan in accordance with its terms and applicable law. Each participant of any USR Benefit Plan shall receive credit for purposes of eligibility to participate and vesting under any benefit plan of URI or any of its subsidiaries that replaces a USR Benefit Plan.

     Section 5.12 Expenses. Subject to Section 7.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and mailing the Joint Proxy/Registration Statement, as well as the filing fee relating thereto, shall be shared equally by USR and URI.

     Section 5.13  Reasonable Best Efforts; Further Assurances.  Subject to
Section 5.7 hereof, each party will, and will cause its subsidiaries to, use reasonable best efforts to (a) satisfy the conditions to Closing hereunder and consummate the transactions contemplated hereby as promptly as reasonably practicable, and (b) execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof; provided that URI shall not be required to (or be required to agree to) dispose of or hold separate any material part of its or USR's business or operations (or a combination of URI's and USR's business or operations), or agree not to operate or compete in any geographic area or line of business, in order to satisfy the foregoing.

     Section 5.14 Cooperation with respect to Litigation. USR and URI shall cooperate in connection with, and shall each give the other a reasonable opportunity to participate in the defense of, any litigation against USR or URI, as applicable, relating to the transactions contemplated by this Agreement.

     Section 5.15 Subsidiaries. USR will take all action necessary to ensure that the subsidiaries listed on Schedule 2.2 of the USR Disclosure Schedule are wholly-owned by USR on or before the Effective Time.


                                  ARTICLE VI
                                  CONDITIONS

     Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 7.5 by the joint action of the parties hereto:

          (a) Shareholder Approvals. The URI Shareholders' Approval and the USR Shareholders' Approval shall have been obtained and the Charter Amendment shall have been filed and become effective.

          (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any Governmental Authority preventing consummation of the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not be prohibited under any applicable federal or state law or regulation.

          (c) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

          (d) Listing of Shares. The shares of URI Common Stock issuable in connection with the Merger pursuant to Article I shall have been approved for listing on the New York Stock Exchange subject to official notice of issuance.

          (e) Statutory Approvals. The waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have been terminated or shall have expired, and all other notices, filings, consents and approvals required by law or any Governmental Authority in connection with the Merger on the part of URI or USR the failure of which to have been made or obtained would violate any applicable law or cause a URI Material Adverse Effect or a USR Material Adverse Effect shall have been made and obtained.

          (f) Pooling. Each of USR and URI shall have received a letter of its independent public accountants, dated the Closing Date, addressed to and in form and substance reasonably satisfactory to USR and URI, respectively, regarding such accountants' concurrence with the conclusions of management of URI or USR, as the case may be, as to the appropriateness of pooling of interests accounting for the Merger under APB 16 if consummated in accordance with this Agreement.

          (g) Registration Rights Agreement. URI shall have entered into a Registration Rights Agreement in substantially the form of Exhibit F hereto with the Holders (as defined therein).

     Section 6.2 Conditions to Obligations of URI and MERGER SUB to Effect the Merger. The obligations of URI and MERGER SUB to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by URI and MERGER SUB in writing pursuant to Section 7.5:

          (a) Performance of Obligations of USR. USR shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Effective Time.

          (b) Representations and Warranties. The representations and warranties of USR set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, individually or in the aggregate, do not and would not be reasonably likely to result in a USR Material Adverse Effect.

          (c) Closing Certificates. URI shall have received a certificate signed by the chief executive officer and chief financial officer of USR, dated the Closing Date, to the effect that, to the best of such officers' knowledge, the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

          (d) USR Material Adverse Effect. No USR Material Adverse Effect shall have occurred.

          (e) Tax Opinion. URI shall have received an opinion from Weil, Gotshal & Manges LLP ("WGM"), counsel to URI, in form and substance reasonably satisfactory to URI, dated as of the Closing Date, substantially to the effect that (i) the Merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code, (ii) USR, URI and MERGER SUB will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and (iii) no gain or loss will be recognized by USR, URI or MERGER SUB pursuant to the Merger. In rendering such opinion, WGM may require and rely upon representations contained in certificates of officers of USR, URI and MERGER SUB and others.

          (f) Affiliate Agreements. URI shall have received the USR Affiliate Agreements contemplated by Section 5.6 duly executed by each "affiliate" of USR.

          (g) Consents. URI shall have received the consents or waivers with respect to the Merger and the transactions contemplated by this Agreement set forth on Schedule 6.2(g) hereto.

          (h) Employment Agreements. Each of William F. Berry and John S. McKinney shall have executed the employment agreements with URI described in
Section 5.9(b).

      Section 6.3 Conditions to Obligation of USR to Effect the Merger. The obligation of USR to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by USR in writing pursuant to Section 7.5:

          (a) Performance of Obligations of URI. URI and MERGER SUB shall have performed in all material respects their agreements and covenants contained in or contemplated by this Agreement which are required to be performed by them at or prior to the Effective Time.

          (b) Representations and Warranties. The representations and warranties of URI and MERGER SUB set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, individually or in the aggregate, do not and would not be reasonably likely to result in a URI Material Adverse Effect.

          (c) Closing Certificates. USR shall have received a certificate signed by the chief executive officer and chief financial officer of URI, dated the Closing Date, to the effect that, to the best of such officers' knowledge, the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

          (d) URI Material Adverse Effect. No URI Material Adverse Effect shall have occurred.

          (e) Tax Opinion. USR shall have received an opinion from O'Melveny & Myers LLP, counsel to USR, in form and substance reasonably satisfactory to USR, dated as of the Closing Date, substantially to the effect that (i) the Merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code, (ii) USR, URI and MERGER SUB will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and (iii) no gain or loss will be recognized by stockholders of USR as a result of the Merger (except to the extent that cash is received in lieu of fractional share interests). In rendering such opinion, such counsel may require and rely upon representations contained in certificates of officers of USR, URI and MERGER SUB and others.

          (f) Affiliate Agreements. USR shall have received the URI Affiliate Agreements contemplated by Section 5.6 duly executed by each "affiliate" of URI.

          (g) Employment Agreements. URI shall have (i) executed the employment agreements with each of William F. Berry and John S. McKinney described in
Section 5.9(b) and (ii) offered each employee of USR that is a holder of outstanding USR Stock Options the opportunity to enter into an at-will employment agreement with URI on terms comparable to those offered to similarly situated employees of URI.


                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

      Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the USR Shareholders' Approval and/or the URI Shareholders' Approval:

          (a) by mutual written consent of the respective boards of directors of USR, URI and MERGER SUB;

          (b) by either URI or USR (i) if there has been any breach of any representations, warranties, covenants or agreements on the part of the other set forth in this Agreement, which breaches individually or in the aggregate would result in a URI Material

Adverse Effect or a USR Material Adverse Effect, as the case may be, and which breaches have not been cured or are incapable of being cured within 20 days following receipt by the breaching party of notice of such breach or adequate assurance of such cure shall not have been given by or on behalf of the breaching party within such 20-day period, (ii) if the Board of Directors of the other or any committee of the Board of Directors of the other (A) shall approve, recommend or accept any Superior Proposal with respect to such party, or (B) shall resolve to take any of the actions specified in clause (A), or (iii) if any state or federal law, order, rule or regulation is adopted or issued which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by any party hereto if any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

          (c) by any party hereto, by written notice to the other parties, if the Effective Time shall not have occurred, for any reason, on or before December 31, 1998 (the "Walk-Away Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; provided, further, that such party's right to terminate the Agreement under this Section 7.1(c) shall be restored if such failure has been cured, and the Walk-Away Date shall be deemed to be extended by the number of days elapsed between such failure and its cure;

          (d) by any party hereto, by written notice to the other parties, if at a duly held meeting of URI shareholders convened for purposes of obtaining the same, the URI Shareholders' Approval shall not have been obtained, including any adjournments thereof, or if at a duly held meeting of USR shareholders convened for purposes of obtaining the same, the USR Shareholders' Approval shall not have been obtained, including any adjournments thereof;

          (e) by USR, at any time after 120 days after the date hereof and prior to obtaining the USR Shareholder's Approval, and on 72 hours prior notice to URI (the "USR Notice") (i) if USR's Board of Directors withdraws or modifies, or resolves to withdraw or modify, in any manner material to URI, its approval or recommendation of this Agreement or the Merger pursuant to and in accordance with Section 5.2(d) hereof or (ii) pursuant to Section 5.7(ii)(B) but only if during the 72 hour period after the USR Notice, (A) USR shall have negotiated with, and shall have caused its respective financial and legal advisors to negotiate with, URI to attempt to make such commercially reasonable adjustments in the terms and conditions of this Agreement as would enable USR to proceed with the transactions contemplated herein and (B) the Board of Directors of USR shall have concluded, after considering the results of such negotiations, that any Superior Proposal giving rise to such USR Notice continues to be a Superior Proposal as defined in Section 5.7. USR may not effect such termination unless contemporaneously therewith USR pays to URI in immediately available funds the fees required to be paid pursuant to Section 7.3(b).

          (f) by URI, at any time after 120 days after the date hereof and prior to obtaining the URI Shareholder's Approval and on 72 hours prior notice to URI (the "URI Notice") (i) if URI's Board of Directors withdraws or modifies, or resolves to withdraw or modify, in any manner material to USR, its approval or recommendation of this Agreement or the Merger pursuant to and in accordance with Section 5.2(d) hereof of (ii) pursuant to Section 5.7(ii)(B) but only if during the 72 hour period after the URI Notice, (A) URI shall have negotiated with, and shall have caused its respective financial and legal advisors to, negotiate with USR to attempt to make such commercially reasonable adjustments in the terms and conditions of this Agreement as would enable URI to proceed with the transactions contemplated herein and (B) but only if the Board of Directors of URI shall have concluded, after considering the results of such negotiations, that any Superior Proposal giving rise to such URI Notice continues to be a Superior Proposal as defined in Section 5.7. URI may not effect such termination unless contemporaneously therewith URI pays to USR in immediately available funds the fees required to be paid pursuant to Section 7.3(b).

     Section 7.2 Effect of Termination. Except as provided in Section 7.3, in the event of termination of this Agreement by either USR or URI pursuant to
Section 7.1 there shall be no liability on the part of either USR or URI or their respective officers or directors hereunder, except that Section 5.12 and
Section 7.3, the agreement contained in the last sentence of Section 5.1, and
Article VIII shall survive any such termination.

       Section 7.3 Termination Fees; Expenses. (a) Termination Fee upon Breach. If this Agreement is terminated pursuant to Section 7.1(b)(i), then the breaching party shall promptly (but not later than five business days after receipt of notice from the non-breaching party) pay to the non-breaching party a fee of $15 million in cash, minus any such amounts as may have been previously paid by such breaching party pursuant to this Section 7.3; provided, however, that, if this Agreement is terminated by a party as a result of a willful breach by the other party, the breaching party shall pay to the non-breaching party a fee of $30 million in cash, minus any amounts as may have been previously paid by such breaching party pursuant to this Section 7.3. The fees and expenses set forth in this Section 7.3 shall not be the exclusive remedy available against any party that breaches this Agreement.

          (b) Termination Fee Upon Certain Events. If this Agreement is terminated (A) by USR pursuant to Section 7.1(e), (B) by URI pursuant to Section 7.1(f), (C) in the circumstances described in Section 7.1(b)(ii), or (D) by a party as a result of the other party's breach of Section 5.2(d), then the party whose action gave rise to the right to terminate shall pay to the other party a fee of $30 million in cash minus any amounts as may have been previously paid by such party pursuant to this Section 7.3.

          (c)  Additional Termination Fees.  If this Agreement is terminated:

                  (i) following a failure of the shareholders of a party to grant the necessary approval described in Section 2.14 or 3.14, as the case may be; and

                  (ii) prior to the meeting of the shareholders of the party whose shareholders failed to grant the necessary approval, there shall have been an Acquisition Proposal involving such party or any of its Affiliates (whether or not such Acquisition Proposal shall have been rejected or shall have been withdrawn prior to the time of such termination or of the shareholders' meeting); and

                  (iii) within 12 months of any such termination described in clause (i) above, the party or its Affiliate which is the subject of the Acquisition Proposal (the "Target Party") becomes a subsidiary of the offeror of such Acquisition Proposal or an Affiliate thereof or accepts a written offer to consummate or consummates an Acquisition Proposal with such offeror or Affiliate thereof, then such Target Party (jointly and severally with its Affiliates), upon the signing of a definitive agreement relating to such an Acquisition Proposal, or, if no such agreement is signed then at the closing (and as a condition to the closing) of such Target Party becoming such a subsidiary or of such Acquisition Proposal, shall pay to the other party a fee of $30 million in cash minus any amounts as may have been previously paid by the Target Party pursuant to this
Section 7.3.

          (d) Expenses. The parties agree that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement. No termination by a party of this Agreement under Article VII hereof shall be effective unless and until all fees required to be paid by such party pursuant to Section 7.3 hereof shall have been received in immediately available funds by the other party. Notwithstanding anything to the contrary contained in this Section 7.3, if one party fails to promptly pay to the other any fee due under Sections 7.3(a), (b) or (c), in addition to any amounts paid or payable pursuant to such sections, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

     Section 7.4 Amendment. This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after the USR Shareholders' Approval and/or the URI Shareholders' Approval and prior to the Effective Time, but after such shareholder approvals no such amendment which by law requires further approval by such shareholders shall be made without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 7.5 Waiver. At any time prior to the Effective Time, a party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to Section 7.4 hereof, waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to assert any of its rights hereunder or otherwise shall not constitute a waiver of such rights.


                                 ARTICLE VIII
                              GENERAL PROVISIONS

     Section 8.1   Non-Survival of Representations and Warranties.   No
representations or warranties in this Agreement shall survive the Effective Time, except as otherwise provided in this Agreement. This Section 8.1 shall not limit any covenant or agreement of the parties set forth herein which by its terms contemplates performance or compliance after the Effective Time.

      Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service, or (c) when telecopied (with answerback/confirmation of successful transmission received and which notice is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address as shall be specified by like notice):

          (i)  If to URI or MERGER SUB, to:

               United Rentals, Inc.
               4 Greenwich Office Park
               Greenwich, Connecticut  06830
               Attn:  Chief Executive Officer
               Telecopy:  203-622-6080
               Telephone: 203-622-3131

          with copies (which shall not constitute notice) to:

               Oscar D. Folger, Esq.
               521 Fifth Avenue, 24th Floor
               New York, New York 10175
               Telecopy:  (212) 697-7833
               Telephone: (212) 697-6464

                         and

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York  10153
               Attn:     Stephen E. Jacobs, Esq.
                    Stephen M. Besen, Esq.
               Telecopy:  (212) 310-8007
               Telephone: (212) 310-8000

          and, (ii) if to USR, to:

               U.S. Rentals, Inc.
               1581 Cummins Drive
               Modesto, California  95358
               Attn:     Chief Executive Officer
               Telecopy: 209-544-0656
               Telephone:     209-544-9000

          with a copy (which shall not constitute notice) to:

               O'Melveny & Myers LLP
               1999 Avenue of the Stars
               Los Angeles, California 90067
               Attention: Kent V. Graham, Esq.

               Telecopy: 310-246-6779
               Telephone: 310-246-6820

     Section 8.3 Entire Agreement. This Agreement (including the Exhibits hereto and the other documents and instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     Section 8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law rules or principles.

     Section 8.5 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" includes any individual, corporation, limited liability company, partnership, trust, unincorporated association, Governmental Authority or other entity. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 8.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 8.7 Binding Nature; Assignment. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except as set forth in Sections 1.8, 1.9, 5.4 and 5.10, nothing in this Agreement, express or implied, is intended to confer upon any other person (including any employees of USR) any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement (and the respective rights and obligations of the parties hereunder) shall not be assigned (by operation of law or otherwise) without the express prior written consent of all parties hereto and any purported assignment without such consent shall be null and void.

     Section 8.8 WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (B) WITHOUT LIMITATION OF SECTIONS

5.7 AND 7.3 HEREOF, ANY RIGHT IT MAY HAVE TO RECEIVE DAMAGES FROM ANY OTHER PARTY BASED ON ANY THEORY OF LIABILITY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL (INCLUDING LOST PROFITS) OR PUNITIVE DAMAGES.

     Section 8.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 8.10 Submission to Jurisdiction; Waivers. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns shall be brought and determined in any federal court located in the State of Delaware or the Chancery or other courts of the State of Delaware, and each of the parties hereto irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 8.10, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such court. Each of the parties hereto further covenants and agrees that each such party shall maintain a duly appointed agent for service of summonses and other legal processes in the State of Delaware (a "Service Agent"), unless such party is organized under the laws of the State of Delaware or qualified to do business in the State of Delaware, and will notify the other parties hereto of the name and address of such Service Agent.

                           [signature page follows]

     IN WITNESS WHEREOF, USR, URI and MERGER SUB have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                              U.S. RENTALS, INC.



                              By: /s/ William F. Berry
                                 ----------------------------------
                                    Name: William F. Berry
                                    Title: Chief Executive Officer


                              UNITED RENTALS, INC.



                              By: /s/ Bradley Jacobs
                                 ----------------------------------
                                    Name: Bradley Jacobs
                                    Title: Chief Executive Officer


                              UR ACQUISITION CORPORATION



                              By: /s/ John Milne
                                 ----------------------------------
                                    Name: John Milne
                                    Title: President

                                                                    SCHEDULE 5.8


                         Post-Merger Directors of URI
                         ----------------------------

Name                                                                Term
----                                                                ----
Richard D. Colburn                                                  2001
William F. Berry                                                    2000

                                                                 SCHEDULE 5.9(a)


          Post-Merger Executive Officers of URI
          -------------------------------------

          Richard D. Colburn - Director and Chairman Emeritus
          Bradley S. Jacobs - Chairman and Chief Executive Officer John N. Milne - Vice Chairman and Chief Acquisition Officer Wayland R. Hicks - Vice Chairman and Chief Operating Officer William F. Berry - President
          Michael J. Nolan - Chief Financial Officer
          John S. McKinney - Vice President, Finance
          Robert P. Miner - Vice President, Finance

                                                                  EXHIBIT A

                               VOTING AGREEMENT
                               ----------------

     VOTING AGREEMENT, dated June 15, 1998 (this "Agreement"), by and among United Rentals, Inc, a Delaware corporation ("URI"), AYR Inc., a California corporation ("AYR"), and Richard D. Colburn, an individual who is the sole shareholder of AYR (the "Shareholder").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, concurrently herewith, URI, a subsidiary of URI, and U.S. Rentals, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement) pursuant to which MERGER SUB will be merged with and into the Company, with the Company as the surviving corporation and wholly-owned subsidiary of URI (the "Merger");

     WHEREAS, AYR owns, beneficially and of record, 20,603,105 shares (the "Shares") of USR Common Stock and Shareholder owns, beneficially and of record, all of the outstanding capital stock of AYR; and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, URI has required that each of Shareholder and AYR agree, and Shareholder and AYR have agreed, to enter into this Agreement; and further Shareholder has agreed to enter into this Agreement strictly in his capacity as a beneficial owner, through AYR, of the Shares and not in his capacity as a director of the Company.

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1.  Provisions Concerning the Shares. (a) Each of AYR and Shareholder
         --------------------------------
hereby agree that during the period commencing on the date hereof and continuing until this provision terminates pursuant to Section 5 hereof, at any meeting of the holders of shares of USR Common Stock, however called, or in connection with any written consent of the holders of shares of USR Common Stock, each of AYR and Shareholder shall vote, (or cause to be voted) the Shares held of record or Beneficially Owned (as defined below) by Shareholder, whether heretofore owned or hereafter acquired, in favor of the Merger and the adoption of the Merger Agreement and any actions required in furtherance thereof and hereof.

          (b) Neither AYR nor Shareholder shall enter into any agreement or understanding with any Person (as defined below) the effect of which would be inconsistent or violative of the provisions of this Agreement.

          (c)  For purposes of this Agreement:

               "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing; without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act;

               "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          (d) In the event of a stock dividend or distribution, or any change in the USR Common Stock by reason of any stock dividend, stock split, recapitalization, reclassification, combination, exchange of shares, merger or the like, the term "Shares" as used in this Agreement shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares or other securities into which or for which any or all of the Shares may be converted, changed or exchanged.

     2.   Representations and Warranties.  Each of Shareholder and AYR hereby
          ------------------------------
represents and warrants to URI as follows:

          (a)  Ownership of Shares.  Shareholder is the record and Beneficial
               -------------------
Owner of all of the shares of AYR and AYR is the record and beneficial owner of all of the Shares. On the date hereof, the Shares constitute all of the shares of USR Common Stock owned of record or Beneficially Owned by AYR or Shareholder. Shareholder and AYR have shared voting power and shared power to issue instructions with respect to the matters set forth in Section 1 hereof, shared power of disposition and shared power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights (subject to applicable securities laws).

          (b)  Power; Binding Agreement.  Shareholder has the legal capacity,
               ------------------------
power and authority, and AYR has the corporate power and authority, to enter into and perform all of their respective obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of Shareholder and AYR and constitutes a valid and binding agreement of each of Shareholder and AYR, enforceable against each of Shareholder and AYR in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which AYR or Shareholder is settlor or trustee whose consent is required for the execution and delivery of this Agreement or the consummation by AYR or Shareholder of the transactions contemplated hereby.

          (c)  Organization.  AYR (i) is a corporation duly organized, validly
               ------------
existing and in good standing under the laws of the State of California and (ii) has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.

          (d)  No Conflicts.  (i) Except for filings under the HSR Act, the
               ------------
Securities Act and Exchange Act, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Shareholder and the consummation by Shareholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated hereby or compliance by Shareholder with any of the provisions hereof will (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any declaration of trust, note, bond, mortgage, indenture, security or pledge agreement, voting agreement, shareholders' agreement or voting trust, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Shareholder is a party or by which Shareholder or any of Shareholder's properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Shareholder or any of Shareholder's properties or assets.

          (e)  Reliance by URI.  Shareholder and AYR understand and acknowledge
               ---------------
that URI is entering into the Merger Agreement in reliance upon execution and delivery of this Agreement by Shareholder and AYR.

          (f)  Sophistication.  Shareholder acknowledges that Shareholder is an
               --------------
informed and sophisticated investor and, together with Shareholder's advisors, has undertaken such investigation as they have deemed necessary, including the review of the Merger Agreement and this Agreement, to enable Shareholder to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby.

          (g)  No Broker.  Except for fees payable by the Company and disclosed
               ---------
pursuant to Section 2.16 of the Merger Agreement, no broker, investment banker, financial adviser or other Person is entitled to any commission, broker's fee, finder's fee, adviser's fee or similar fee in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Shareholder or AYR.

     3.   No Solicitation.  (a) From and after the date hereof and continuing
          ---------------
until this provision terminates pursuant to Section 5 hereof, neither AYR nor Shareholder shall directly or indirectly, initiate, solicit or encourage (including by way of furnishing non-
public information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal with respect to the Company or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain such an Acquisition Proposal or agree to or endorse any such Acquisition Proposal, and Shareholder shall promptly notify URI orally (in all events within 24 hours) and in writing (as promptly thereafter as practicable) of the material terms and status of all inquiries and proposals which Shareholder or any agent of Shareholder may receive after the date hereof relating to any of such matters and, if such inquiry or proposal is in writing, Shareholder shall deliver to URI a copy of such inquiry or proposal promptly; provided, however, that, notwithstanding any other provision of this
          --------  -------
Agreement, Shareholder, as a member of the board of directors of the Company, may take any action in his capacity as a director that the board of directors of the Company would be permitted to take in accordance with Sections 5.7 and 7.1 of the Merger Agreement. Shareholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations, with any parties conducted heretofore with respect to any of the foregoing.

          (b) URI acknowledges that this Agreement is entered into by the Shareholder in his capacity as a beneficial owner, through AYR, of the Shares, and that nothing in this Agreement shall in any way restrict or limit the Shareholder from taking any action in his capacity as a director or officer of USR or otherwise fulfilling his fiduciary obligations as a director or officer of USR, notwithstanding that any such action would be inconsistent with or violative of his obligations under this Agreement if taken in his capacity as a beneficial owner, through AYR, of the Shares.

     4.   Restriction on Transfer; Proxies; Non-Interference; Stop Transfers;
          -------------------------------------------------------------------
etc.
---

          (a) Neither AYR nor Shareholder shall directly or indirectly, during the period commencing on the date hereof and continuing until this provision terminates pursuant to Section 5 hereof: (i) except as contemplated by the Merger Agreement or for transfers to charitable foundations before June 30, 1998, provided the transferee of the transferred shares takes such shares subject to the provisions of this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or grant or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein (including any interest in AYR); (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or
(iii) take any action that would make any of AYR's or Shareholder's representations or warranties contained herein untrue or incorrect or have the effect of preventing or disabling AYR or Shareholder from performing their respective obligations under this Agreement; provided that the foregoing shall not prevent AYR or Shareholder from pledging any of the Shares to a bank or other financial institution or to prevent such bank or financial institution from selling the Shares on foreclosure so long as AYR or Shareholder retain the right to vote such Shares if the pledge has not been foreclosed upon.

          (b) AYR agrees with, and covenants to, URI that AYR shall not, during the period set forth in Section 4(a), request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing the Shares, unless such transfer is made in compliance with this Agreement. AYR shall promptly after the date hereof surrender to the Company all certificates representing the Shares for purpose of placing the following legend on such certificates:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND VOTING AND PURSUANT TO AN AGREEMENT BETWEEN THE HOLDER OF THIS CERTIFICATE AND URI, A COPY OF WHICH MAY BE OBTAINED FROM THE HOLDER HEREOF OR THE ISSUER OF THIS SECURITY.

The foregoing legend shall be removed from all certificates representing the shares upon termination of the period set forth in Section 4(a).

     5.   Termination.  Except as otherwise provided herein, the covenants and
          -----------
agreements contained in Sections 1, 3 and 4 hereof shall terminate (i) in the event the Merger Agreement is terminated in accordance with the terms thereof, upon such termination, and (ii) in the event the Merger is consummated, upon the Effective Time. Notwithstanding anything to the contrary herein, (A) the provisions of Section 7 hereof shall survive any termination of this Agreement, and (B) no termination of this Agreement shall relieve any party of liability for a breach hereof prior to termination.

     6.   Further Assurances.  From time to time, at the other party's request
          ------------------
and without further consideration, AYR, Shareholder and URI shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     7.   Miscellaneous.
          -------------

          (a)  Entire Agreement.  This Agreement and the Merger Agreement
               ----------------
constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (b)  Certain Events.  Each of AYR and Shareholder agree that this
               --------------
Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, Shareholder's heirs, executors, guardians, administrators, trustees or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

          (c)  Assignment.  This Agreement shall not be assigned by any party
               ----------
hereto, by operation of law or otherwise, without the prior written consent of the other party, and any purported assignment without such consent shall be null and void; provided, however, that URI may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of URI without the consent of AYR or Shareholder.

          (d)  Amendments, Waivers, Etc.  This Agreement may not be amended,
               ------------------------
changed, supplemented, waived or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          (e)  Notices.  All notices, requests, claims, demands and other
               -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses: (i) if to URI, to its address set forth in the Merger Agreement; and (ii) if to AYR or Shareholder, to: 1581 Cummins Dr. - Ste. 155, Modesta, CA 95358, with a copy to: Stephen E. Newton, Heller Ehrman White & McAuliffe, 601 South Figueroa Street, Los Angeles, California 90017; or, in each case, to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          (f)  Severability. Whenever possible, each provision or portion of any
               ------------
provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (g)  Specific Performance.  All of the parties hereto recognizes and
               --------------------
acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (h)  Remedies Cumulative.  All rights, powers and remedies provided
               -------------------
under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (i)  No Waiver. The failure of any party hereto to exercise any right,
               ---------
power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (j)  No Third Party Beneficiaries.  This Agreement is not intended to
               ----------------------------
be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

          (k)  Governing Law.  This Agreement shall be governed and construed in
               -------------
accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

          (l)  Jurisdiction; Waiver of Jury Trial.  All of the parties hereto
               ----------------------------------
irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns shall be brought and determined in any federal court located in the State of Delaware or the Chancery or other courts of the State of Delaware, and each of the parties hereto irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such court.

          (m)  Descriptive Headings.  The descriptive headings used herein are
               --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (n)  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

          (o)  No Present Intent to Liquidate or Merge.  URI has no current plan
               ---------------------------------------
or intention to liquidate USR; to merge USR with or into another corporation; to sell, distribute or otherwise dispose of USR Common Stock acquired in the Merger except for transfers or successive transfers of USR Common Stock to one or more corporations controlled (within the meaning of Section 368(c) of the Code) in each case by the transferor corporation; or to cause USR to sell or otherwise dispose of any of its assets or any of the assets acquired from MERGER SUB, except for dispositions made in the ordinary course of business or transfers or successive transfers of assets to one or more corporations controlled (within the meaning of Section 368(c) of the Code) in each case by the transferor corporation.

                           [signature page follows]

     IN WITNESS WHEREOF, URI, Shareholder and AYR have executed and delivered this Agreement as of the day and year first above written.

                                        UNITED RENTALS, INC.


                                        By:_________________________________
                                        Name:
                                        Title:



                                        ____________________________________
                                        Richard D. Colburn


                                        AYR INC.


                                        By: ________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT B


                               VOTING AGREEMENT
                               ----------------

     VOTING AGREEMENT, dated June 15, 1998 (this "Agreement"), by and among U.S. Rentals, Inc., a Delaware corporation ("USR"), Bradley Jacobs, LLC, a Virginia limited liability company, ("BJ LLC") and Bradley Jacobs (1997) LLC, a Virginia limited liability company, ("BJ (1997) LLC" and together with BJ LLC, the "LLC's"), and Bradley S. Jacobs, an individual who owns all of the outstanding limited liability company interests of the LLC's (the "Shareholder").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, concurrently herewith, United Rentals, Inc., a Delaware corporation (the "Company"), a subsidiary of the Company, and USR are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement) pursuant to which MERGER SUB will be merged with and into USR, with USR as the surviving corporation and wholly-owned subsidiary of the Company (the "Merger");

     WHEREAS, BJ LLC owns, beneficially and of record, 4,938,200 shares of URI Common Stock, BJ (1997) LLC owns, beneficially and of record, 1,625,000 Shares of URI Common Stock (together, the "LLC Shares") and Shareholder owns (i) beneficially and of record, 8,436,900 shares of URI Common Stock (the "Shareholder Shares" and, together with the LLC Shares, the "Shares") and (ii) beneficially and of record, all of the outstanding limited liability company interests of the LLC's; and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, USR has required that each of Shareholder and the LLC's agree, and Shareholder and the LLC's have agreed, to enter into this Agreement; and further Shareholder has agreed to enter into this Agreement strictly in his capacity as a beneficial owner of the Shares and not in his capacity as a director of the Company.

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1.   Provisions Concerning the Shares. (a) Each of the LLC's and
          --------------------------------
Shareholder hereby agree that during the period commencing on the date hereof and continuing until this provision terminates pursuant to Section 5 hereof, at any meeting of the holders of shares of URI Common Stock, however called, or in connection with any written consent of the holders of shares of URI Common Stock, each of the LLC's and Shareholder shall vote, (or cause to be voted) the Shares held of record or Beneficially Owned (as defined below) by the LLC's and Shareholder, whether heretofore owned or hereafter acquired, in favor of the Charter Amendment and the Share Issuance and any actions required in furtherance thereof and hereof.

          (b) Neither the LLC's nor Shareholder shall enter into any agreement or understanding with any Person (as defined below) the effect of which would be inconsistent or violative of the provisions of this Agreement.

          (c)  For purposes of this Agreement:

               "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing; without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

               "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          (d) In the event of a stock dividend or distribution, or any change in the URI Common Stock by reason of any stock dividend, stock split, recapitalization, reclassification, combination, exchange of shares, merger or the like, the term "Shares" as used in this Agreement shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares or other securities into which or for which any or all of the Shares may be converted, changed or exchanged.

     2.   Representations and Warranties.  Each of Shareholder and the LLC's
          ------------------------------
hereby agrees, represents and warrants to USR as follows:

          (a)  Ownership of Shares.  Shareholder is the record and Beneficial
               -------------------
Owner of all of the limited liability company interests of the LLC's and the LLC's and the Shareholder are jointly the record and beneficial owners of all of the Shares. On the date hereof, the Shares constitute all of the shares of URI Common Stock owned of record or Beneficially Owned by the LLC's and Shareholder. Shareholder and the LLC's have shared voting power and shared power to issue instructions with respect to the matters set forth in Section 1 hereof, shared power of disposition and shared power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights (subject to applicable securities laws).

          (b)  Power; Binding Agreement.  Shareholder has the legal capacity,
               ------------------------
power and authority, and the LLC's have the power and authority as limited liability companies, to enter into and perform all of their respective obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of Shareholder and the LLC's and constitutes a valid and binding agreement of each of Shareholder and the LLC's, enforceable against each of Shareholder and the LLC's in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the LLC's or Shareholder is settlor or trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the LLC's or Shareholder of the transactions contemplated hereby.

          (c)  Organization.  the LLC's (i) are limited liability companies duly
               ------------
formed, validly existing and in good standing as limited liability companies under the laws of the State of Virginia and (ii) have all requisite power and authority to own their properties and assets and to carry on their business as it is now being conducted.

          (d)  No Conflicts.  (i) Except for filings under the HSR Act, the
               ------------
Securities Act and Exchange Act, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Shareholder and the consummation by Shareholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated hereby or compliance by Shareholder with any of the provisions hereof will (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any declaration of trust, note, bond, mortgage, indenture, security or pledge agreement, voting agreement, shareholders' agreement or voting trust, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Shareholder is a party or by which Shareholder or any of Shareholder's properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Shareholder or any of Shareholder's properties or assets.

          (e)  Reliance by USR.  Shareholder and the LLC's understand and
               ---------------
acknowledge that USR is entering into the Merger Agreement in reliance upon execution and delivery of this Agreement by Shareholder and the LLC's.

          (f)  Sophistication.  Shareholder acknowledges that Shareholder is an
               --------------
informed and sophisticated investor and, together with Shareholder's advisors, has undertaken such investigation as they have deemed necessary, including the review of the Merger Agreement and this Agreement, to enable Shareholder to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby.

          (g)  No Broker.  Except for fees payable by the Company and disclosed
               ---------
pursuant to Section 3.16 of the Merger Agreement, no broker, investment banker, financial adviser or other Person is entitled to any commission, broker's fee, finder's fee, adviser's fee or similar fee in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Shareholder or the LLC's.

     3.   No Solicitation.  (a) From and after the date hereof and continuing
          ---------------
until this provision terminates pursuant to Section 5 hereof, neither the LLC's nor Shareholder shall directly or indirectly, initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal with respect to the Company or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain such an Acquisition Proposal or agree to or endorse any such Acquisition Proposal, and Shareholder shall promptly notify USR orally (in all events within 24 hours) and in writing (as promptly thereafter as practicable) of the material terms and status of all inquiries and proposals which Shareholder or any agent of Shareholder may receive after the date hereof relating to any of such matters and, if such inquiry or proposal is in writing, Shareholder shall deliver to USR a copy of such inquiry or proposal promptly; provided,
                                                                  --------
however, that, notwithstanding any other provision of this Agreement,
-------
Shareholder, as a member of the board of directors of the Company, may take any action in his capacity as a director that the board of directors of the Company would be permitted to take in accordance with Sections 5.7 and 7.1 of the Merger Agreement. Shareholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations, with any parties conducted heretofore with respect to any of the foregoing.

          (b) USR acknowledges that this Agreement is entered into by the Shareholder in his capacity as a beneficial owner of the Shares, and that nothing in this Agreement shall in any way restrict or limit the Shareholder from taking any action in his capacity as a director or officer of the Company or otherwise fulfilling his fiduciary obligations as a director or officer of the Company, notwithstanding that any such action would be inconsistent with or violative of his obligations under this Agreement if taken in his capacity as a beneficial owner of the Shares.

     4.   Restriction on Transfer; Proxies; Non-Interference; Stop Transfers;
          -------------------------------------------------------------------
etc.
---

          (a) Neither the LLC's nor Shareholder shall directly or indirectly, during the period commencing on the date hereof and continuing until this provision terminates pursuant to Section 5 hereof: (i) except as contemplated by the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or grant or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein (including any interest in the LLC's); (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any of the LLC's or Shareholder's representations or warranties contained herein untrue or incorrect or have the effect of preventing or disabling the LLC's or Shareholder from performing their respective obligations under this Agreement; provided that the foregoing shall not prevent the LLC's or Shareholder from pledging any of the Shares to a bank or other financial institution or to prevent such bank or other financial institution from selling the Shares on foreclosure so long as the LLC's and Shareholder retain the right to vote such Shares if the pledge has not been foreclosed upon.

          (b) Shareholder and the LLC's agree with, and covenant to, USR that neither Shareholder nor the LLC's shall, during the period set forth in Section 4(a), request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing the Shares, unless such transfer is made in compliance with this Agreement. Shareholder and the LLC's shall promptly after the date hereof surrender to the Company all certificates representing the Shares for purpose of placing the following legend on such certificates:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND VOTING AND PURSUANT TO AN AGREEMENT BETWEEN THE HOLDER OF THIS CERTIFICATE AND USR, A COPY OF WHICH MAY BE OBTAINED FROM THE HOLDER HEREOF OR THE ISSUER OF THIS SECURITY.

The foregoing legend shall be removed from all certificates representing the shares upon termination of the period set forth in Section 4(a).

     5.   Termination.  Except as otherwise provided herein, the covenants and
          -----------
agreements contained in Sections 1, 3 and 4 hereof shall terminate (i) in the event the Merger Agreement is terminated in accordance with the terms thereof, upon such termination, and (ii) in the event the Merger is consummated, upon the Effective Time. Notwithstanding anything to the contrary herein, (A) the provisions of Section 7 hereof shall survive any termination of this Agreement, and (B) no termination of this Agreement shall relieve any party of liability for a breach hereof prior to termination.

     6.   Further Assurances.  From time to time, at the other party's request
          ------------------
and without further consideration, the LLC's, Shareholder and USR shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     7.   Miscellaneous.
          -------------

          (a)  Entire Agreement.  This Agreement and the Merger Agreement
               ----------------
constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (b)  Certain Events.  Each of the LLC's and Shareholder agree that
               --------------
this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, Shareholder's heirs, executors, guardians, administrators, trustees or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

          (c)  Assignment.  This Agreement shall not be assigned by any party
               ----------
hereto, by operation of law or otherwise, without the prior written consent of the other party, and any purported assignment without such consent shall be null and void.

          (d)  Amendments, Waivers, Etc.  This Agreement may not be amended,
               ------------------------
changed, supplemented, waived or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          (e)  Notices.  All notices, requests, claims, demands and other
               -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses: (i) if to USR, to its address set forth in the Merger Agreement; and (ii) if to the LLC's or Shareholder, to: 4 Greenwich Office Park, Greenwich, CT 06830, with a copy to: Oscar D. Folger, Esq., 521 Fifth Avenue, New York, N.Y. 10175; or, in each case, to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          (f)  Severability.  Whenever possible, each provision or portion of
               ------------
any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (g)  Specific Performance.  All of the parties hereto recognizes and
               --------------------
acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (h)  Remedies Cumulative.  All rights, powers and remedies provided
               -------------------
under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (i)  No Waiver.  The failure of any party hereto to exercise any
               ---------
right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (j)  No Third Party Beneficiaries.  This Agreement is not intended to
               ----------------------------
be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

          (k)  Governing Law.  This Agreement shall be governed and construed in
               -------------
accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

          (l)  Jurisdiction; Waiver of Jury Trial.  All of the parties hereto
               ----------------------------------
irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns shall be brought and determined in any federal court located in the State of Delaware or the Chancery or other courts of the

State of Delaware, and each of the parties hereto irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such court.

          (m)  Descriptive Headings.  The descriptive headings used herein are
               --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (n)  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                           [signature page follows]

     IN WITNESS WHEREOF, USR, Shareholder and the LLC's have executed and delivered this Agreement as of the day and year first above written.

                                             U.S. RENTALS, INC.


                                             By:______________________
                                             Name:
                                             Title:



                                        ______________________________
                                           Bradley S. Jacobs


                                             BRADLEY JACOBS LLC


                                        By:___________________________
                                             Name:
                                             Title:

                                             BRADLEY JACOBS (1997) LLC


                                        By:___________________________
                                             Name:
                                             Title:

                                                                       Exhibit C

                                 June 15, 1998


United Rentals, Inc.
4 Greenwich Office Park
Greenwich, CT 06830

Dear Sirs:

     Reference is made to the provisions of the Agreement and Plan of Merger, dated as of June 15, 1998 (together with any amendments thereto, the "Merger Agreement"), among U.S. Rentals, Inc., a Delaware corporation (the "Company"), United Rentals, Inc., a Delaware corporation ("Parent"), and UR Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). This letter constitutes the undertakings of the undersigned contemplated by the Merger Agreement.

     I understand that I may be deemed to be an "affiliate" of the Company, as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Execution of this letter shall not be construed as an admission of "affiliate" status nor as a waiver of any rights that I may have to object to any claim that I am an "affiliate" on or after the date of this letter.

     If in fact I were to be deemed an "affiliate" of the Company under paragraphs (c) and (d) of Rule 145, my ability to sell, transfer or otherwise dispose of any shares of the common stock, par value $.01 per share, of Parent (the "Parent Shares") received by me in exchange for any shares of common stock, par value $.01 per share, of the Company (the "Company Shares") pursuant to the Merger may be restricted.

     I hereby represent, warrant and covenant to Parent that:

(a) I will not sell, pledge, transfer or otherwise dispose of any of the Parent Shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) as permitted by, and in accordance with, Rule 145 or another applicable exemption under the Securities Act and the rules and regulations promulgated thereunder; and

     (b) I will not (i) sell, pledge, transfer or otherwise dispose of any Company Shares during the 30-day period prior to the Effective Time (as defined in the Merger Agreement) or (ii) sell or otherwise reduce my risk (within the meaning of the Securities and Exchange Commission's Financial Reporting Release No. 1., "Codification of Financial Reporting Policies", Section 201.01 47 F.R. 21028 (April 15, 1982)) relative to any Parent Shares until after such time as consolidated financial results (including combined sales and net income) covering at least 30 days of post-merger combined operations of Parent and the Company have been published by Parent, except as permitted by Staff Accounting Bulletin No. 76 issued by the Securities and Exchange Commission; and

June 15, 1998
Page 2

     (c) I have not knowingly taken and will not knowingly take or agree to take any action that would prevent the Merger from qualifying, or being accounted for, as a pooling-of-interests.

     I hereby acknowledge that, except as otherwise provided in the Merger Agreement, Parent is under no obligation to register the sale, transfer, pledge or other disposition of the Parent Shares or to take any other action necessary for the purpose of making an exemption from registration available.

     I understand that Parent will issue stop transfer instructions to its transfer agents with respect to the Parent Shares and that a restrictive legend will be placed on certificates delivered to me evidencing the Parent Shares in substantially the following form:

     "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom. Reference is made to that certain letter agreement, dated June ___, 1998, between the holder of this certificate and the issuer of this security (a copy of which is on file in the principal office of such issuer) which contains further restrictions on the transferability of the shares represented hereby."

     The term Parent Shares as used in this letter shall mean and include not only the common stock of Parent as presently constituted, but also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any part of such Parent Shares.

     I agree that, from time to time, at Parent's reasonable request and without further consideration, I shall execute and deliver such additional documents and shall use my reasonable best efforts to take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Merger Agreement.

     I hereby acknowledge that Parent and its independent public accountants will be relying upon this letter in connection with the determination that the Merger will qualify and be accounted for as a pooling-or-interests, and that I understand the requirements of this letter and the limitations imposed upon the transfer, sale or other disposition of the Company Shares and the Parent Shares.


                                             Very truly yours,


                                             ___________________________________
                                             Name:

                                                                       Exhibit D


                                June 15, 1998


U.S. Rentals, Inc.
1581 Cummins Drive
Modesto, CA  95358

Dear Sirs:

     Reference is made to the provisions of the Agreement and Plan of Merger, dated as of June 15, 1998 (together with any amendments thereto, the "Merger Agreement"), among U.S. Rentals, Inc., a Delaware corporation (the "Company"), United Rentals, Inc., a Delaware corporation ("Parent"), and UR Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). This letter constitutes the undertakings of the undersigned contemplated by the Merger Agreement.

     I hereby represent, warrant, and covenant to the Company that:

     (a) I will not (i) sell, pledge, transfer or otherwise dispose of any shares of common stock, par value $.01 per share, of the Company ("Company Shares") during the 30-day period prior to the Effective Time (as defined in the Merger Agreement) or (ii) sell or otherwise reduce my risk (within the meaning of the Securities and Exchange Commission's Financial Reporting Release No. 1., "Codification of Financial Reporting Policies", Section 201.01 47 F.R. 21028 (April 15, 1982) relative to any shares of common stock, par value $.01 per share, of Parent ("Parent Shares") until after such time as consolidated financial results (including combined sales and net income) covering at least 30 days of post-merger combined operations of Parent and the Company have been published by Parent, except as permitted by Staff Accounting Bulletin No. 76 issued by the Securities and Exchange Commission; and

     (b) I have not knowingly taken and will not knowingly take or agree to take any action that would prevent the Merger from qualifying, or being accounted for, as a pooling-of-interests.

     I agree that, from time to time, at the Company's reasonable request and without further consideration, I shall execute and deliver such additional documents and shall use my reasonable best efforts to take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Merger Agreement.

     The term Parent Shares as used in this letter shall mean and include not only common stock of Parent as presently constituted, but also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any part of such Parent Shares.

     I hereby acknowledge that the Company and its independent public accountants will be relying upon this letter in connection with the determination that the Merger will qualify and be accounted for as a pooling-of-interests, and that I understand the requirements of this letter and the limitations imposed upon the transfer, sale or other disposition of Parent Shares.

                                    Very truly yours,

[BLUE]

____________,1998
Page 2



                                    _________________________________
                                    Name:

                                                                     EXHIBIT E-1

                             EMPLOYMENT AGREEMENT
                             --------------------

     This AGREEMENT between United Rentals, Inc., a Delaware corporation ("URI"), and William F. Berry ("Employee"), is hereby entered into as of [CLOSING DATE OF THE MERGER].

                                   Recitals:
                                   --------

     URI and its affiliates (collectively, the "Company") are engaged in the business of acquiring and operating companies which rent, operate, maintain, distribute, sell or otherwise deal in or with equipment or similar assets, and may in the future engage in other businesses which the Company deems to be related to the foregoing. All such businesses are collectively referred to herein as the "Business."

     Employee was heretofore the President and Chief Executive Officer of U.S. Rentals, Inc. ("USR"). Pursuant to an Agreement and Plan of Merger dated June 15, 1998 (the "Merger Agreement"), (i) URI acquired USR and (ii) URI is offering Employee employment with the Company on the terms set forth in this Agreement. This Agreement replaces and supersedes in all respects Employee's existing employment agreement with USR.

     Pursuant to this Agreement, Employee will be employed by the Company in a confidential relationship wherein Employee, in the course of his employment with the Company, will become familiar with and aware of information as to the specific manner of doing business and the potential acquisition candidates and customers of the Company and its affiliates and future plans with respect thereto, all of which will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable goodwill of the Company. Employee recognizes that the Company's business is dependent upon a number of trade secrets, including the identity of customers and potential acquisition candidates, the analysis of such candidates and financial data of the Company. The protection of these trade secrets is of critical importance to the Company. The Company will sustain great loss and damage if, for whatever reason, Employee should violate the provisions of this Agreement. Further, monetary damages for such losses would be extremely difficult to measure.

     NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:


1.   Employment and Duties.  (a)  Upon commencement of the term of this
     ---------------------
Agreement, the Company shall employ Employee as the President of URI on the terms and conditions herein set forth. Employee shall perform such duties, have such authority, and report to such persons (including, without limitation, the Vice Chairman and Chief Operating Officer of URI), as shall from time to time be designated by the Board of Directors of URI (the "Board"). Employee shall accept this employment upon the terms and conditions herein contained and agrees to devote his full time, attention and efforts to promote and further the business and services of the Company. Employee shall faithfully adhere to, execute and fulfill all policies established by the Company.

          (b) Employee shall perform such duties, assume such responsibilities and devote such time, attention and energy to the business of the Company as the Board shall from time to time require and shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage without the prior written consent of the Board. However, the foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of
Section 5.

          (c) Employee will initially be based in the Company's offices in Modesto, California, but shall relocate to the Connecticut area at a mutually agreeable time.

     2.   Compensation and Other Benefits.  For all services rendered by
          -------------------------------
Employee to the Company, the Company shall compensate the Employee as follows:

          (a)  Base Salary and Bonus.  The initial base salary payable to
               ---------------------
Employee during the term of this Agreement shall be $225,000 per year, payable in accordance with URI's standard payroll practices. Minimum annual increases in the base salary payable to Employee shall be determined by adding to Employee's then current base salary the sum, if any, determined by multiplying Employee's then current base salary by the percentage that the Consumer Price Index for "Urban Wage Earners & Clerical Workers", as prepared by the Bureau of Labor Statistics of the Department of Labor of the United States for the city in which Employee's residence is located, for the most recently ended calendar year has increased over the index from the previous calendar year; provided that Employee's base salary shall not be increased on account of the foregoing cost of living adjustments to an amount in excess of $270,000 per annum. In addition, the Board may from time to time award bonuses to Employee based on such criteria as the Board may establish in its discretion. The payment of salary and bonuses shall be subject to all federal, state and withholding taxes, social security deductions and other general obligations.

          (b)  Vacation.  Employee shall be entitled to three (3) weeks of paid
               --------
vacation during each 12-month period of his employment hereunder at times mutually acceptable to Employee and the Company. Unused vacations can be carried forward for 12 months, and shall thereupon lapse.

          (c)  Other Compensation and Benefits.  During the term of this
               -------------------------------
Agreement, Employee may be entitled to receive the additional payments from the Company set forth below. Employee shall be entitled to participate upon commencement of the term of this Agreement in URI's group health insurance plan and any bonus, option or similar incentive compensation plan, 401(k) plan, group life plan and automobile allowance program which is made available, from time to time, to other senior executives of URI, on a basis consistent with such participation.

          (d)  Reimbursement.  The Company shall reimburse Employee for properly
              -------------
documented expenses which are incurred by Employee on behalf of the Company in the performance of his duties hereunder in accordance with Company policies in effect from time to time. In addition, upon presentation by Employee to the Company of expense reports and satisfactory supporting documentation evidencing payment of such expenses, in such form as shall be requested by the Company, the Company shall reimburse Employee, up to a maximum aggregate amount reimbursable under this Section 2(d)(ii) of $100,000, for such expenses as the Board, in its sole and absolute discretion, determines to be necessary and reasonable in connection with the relocation of Employee, should Employee relocate his family and their personal effects from California to Connecticut.

          (e)  Stock Options.
               -------------

               (i) The term "Options" as used herein means (A) all options to purchase common stock of URI ("URI Common Stock") to which Employee became entitled pursuant to Section 5.10 of the Merger Agreement in respect of options to purchase USR common stock previously granted to Employee (the "Carry-Over Options"), (B) the options to purchase URI Common Stock described in the stock option award letters, dated the date hereof, attached hereto' and (C) any and all options to purchase shares of URI Common Stock which are at any time hereafter granted by URI to Employee, whether under URI's 1997 Stock Option Plan or otherwise. All unvested Options shall automatically vest on a Change of Control.

               (ii)  A "Change of Control" shall be deemed to have occurred if:

                     (A) any "person" is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Act")), directly or

____________________


1. To reflect the award of (a) 200,000 options exercisable at a price per share equal to the closing price per share of URI Common Stock on the NYSE on the Closing Date (the "Market Price") and (b) 75,000 options exercisable at a price per share equal to the greater of (i) 125% of the Market Price and (ii) $45. All of such options shall vest over a three year term.

indirectly, of securities of URI representing 50% or more of the total voting power represented by then outstanding voting securities of URI, or has the power (whether as a result of stock ownership, revocable or irrevocable proxies, contract or otherwise) or ability to elect or cause the election of directors consisting at the time of such election of a majority of the Board. The term "persons" is defined in Sections 13(d) and 14(d) of the Act, except that the term "person" shall not include: (1) any person or an Affiliate (as defined below) of such person who as of the date of this Agreement owns 10% or more of the total voting power represented by the outstanding voting securities of URI; and (2) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or a corporation which is owned directly or indirectly by the stockholders of URI in substantially the same percentage as their ownership in URI. An "Affiliate" of a person is a person that controls, is controlled by, or is under common control with such person.

                     or

                     (B) the stockholders of URI approve a merger of URI, or a plan of complete liquidation of URI, or an agreement for the sale or disposition by URI of all or substantially all of its assets, or any other business combination of URI with any other corporation, other than any such merger or business combination which would result in the voting securities of URI outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of URI or such surviving entity outstanding immediately after such merger or business combination.

               (ii) URI shall use its best efforts to file or cause to be filed and promptly to be declared effective during URI's fiscal quarter ending: (A) March 31, 1999 one or more registration statements on Form S-8 or Form S-3 (or other appropriate forms) under the Securities Act of 1933 in order to register one-third of the shares of URI Common Stock issuable pursuant to the Carry-Over Options or, if greater, that number of shares of URI Common Stock issuable pursuant to Carry-Over Options which when sold at the market price prevailing on such date would yield net proceeds to Employee equal to the excise tax payable by Employee in respect of the vesting of the Carry-Over Options on the date of this Agreement pursuant to the Merger; (B) March 31, 2000 one or more such registration statements in order to register another one-third of the shares of URI Common Stock issuable pursuant to the Carry-Over Options (but not more than half of the shares not registered under clause (A)), and (C) March 31, 2001 one or more such registration statements in order to register the balance of the shares of URI Common Stock issuable pursuant to the Carry-Over Options. Except as set forth above, the Company shall have no obligation to register under the Securities Act or any state securities laws any of Employee's Options or any of the shares of URI Common Stock issuable upon exercise thereof.

          (iv) Notwithstanding the forgoing, in the event the Employee dies, or is terminated without good cause (as defined below), or resigns for good reason (as defined below) prior to any March 31 referred to in paragraph (iii) above, the registration to be filed on such March 31 shall cover all Carry-Over Options then outstanding. As used in this paragraph, the term "good reason" means (A) a material diminution in Employee's duties, responsibilities or title; (B) the occurrence of a Change of Control or (C) URI's material breach of this Agreement which is not cured within 30 days after notice.

     3.   Term; Termination; Rights of Termination.
          ----------------------------------------

          (a) The term of this Agreement shall begin on the date hereof and shall continue until the third anniversary of the date hereof or such earlier date set forth below, provided that the term shall automatically renew at the end of each month after the first year so that at no time shall the balance of the term of Employee's employment be less than two years. This Agreement and Employee's employment may terminate in any one of the following ways:

               (i)   The death of Employee shall terminate this Agreement;

               (ii) A notice of resignation by the Employee presented to the Board shall terminate this Agreement;

               (iii) The Company may terminate this Agreement after ten (10) days' written notice to Employee for "good cause", which is defined to mean:

                     (A) Employee's material breach of this Agreement, including, without limitation, his insubordination.

                     (B) the material default of the Company in performing its obligations under contracts with other persons or business entities if directly caused by Employee, intentionally and without authorization;

                     (C) if, because of illness or physical or mental disability or other incapacity which continues for a period in excess of four months in any consecutive 16-month period, Employee is unable to perform his duties under this Agreement;

                     (D) Employee's fraud or dishonesty with respect to the business or affairs of the Company or if Employee is convicted of a crime which in the reasonable opinion of the Board would negatively affect the Company's business or reputation; or

                     (E)  alcohol or drug abuse by Employee.

               (iv) The Company may terminate this Agreement without cause at any time, provided that in the event of a termination of this Agreement without cause, Employee shall be entitled to receive from the Company his then current monthly base salary over the balance of the term of his employment, in the same installments and subject to the same withholding, as applied during his employment. In addition, for the number of months remaining in the term of this Agreement, the Company shall continue to be obligated to provide to Employee with life, health, disability and accident insurance and benefits and all other executive benefits (including without limitation, retirement benefits and automobile and expense allowances) comparable to those provided to Employee prior to his termination. To the extent that Employee is no longer lawfully eligible for any aforementioned benefit because he is no longer employed by the Company, the Company shall pay to Employee a lump sum cash payment equal to the present value of the benefits which would have been provided to Employee had his employment continued for the number of months remaining in the then term of this Agreement.

          (b) Upon termination of this Agreement or Employee's employment for any reason whatsoever, Employee shall be entitled to receive all salary earned under this Agreement to the date of termination. However, termination of this Agreement shall not accelerate the payment date of any monies accrued or accruing to the account of Employee as a result of any bonuses or other compensation, nor shall termination vest in Employee any right in connection therewith other than as expressly set forth herein.

          (c) In the event of termination of this Agreement for any reason provided in this Section or if Employee resigns prior to the expiration of the term of this Agreement, all rights and obligations of the Company and Employee under this Agreement shall cease immediately, except for those which by their terms specifically apply to periods following the termination of this Agreement (including, without limitation, Sections 3 through 11 hereof), and thereafter Employee shall have no right to receive any compensation hereunder except as otherwise expressly set forth above.

     4.   Confidentiality.
          ---------------

          (a)  During and at all times after Employee's employment:

               (i) Employee shall not disclose to any person or entity, without the Company's prior consent, any confidential or secret information, whether prepared by him or others.

               (ii) Employee shall not, except in furtherance of the business of the Company, directly or indirectly use any such information other than as directed by the Company.

               (iii) Employee shall not, except in the furtherance of the business of the Company, remove confidential or secret information from the premises of the Company without the prior consent of the Company.

               (iv) Upon termination of his employment for whatever reason, with or without cause, Employee shall promptly deliver to the Company all originals and copies (whether in note, memo or other document form or on video, audio or computer tapes or discs or otherwise) of confidential or secret information that is in his possession, custody or control, whether prepared by him or others.

          (b)  Confidential information includes, but is not limited to:

               (i) the name of any company or business all or any substantial part of which is or at any time was a candidate for potential acquisition by the Company, together with all analyses and other information which the Company has generated, compiled or otherwise obtained with respect to such candidate, business or potential acquisition, or with respect to the potential effect of such acquisition on the Company's business, assets, financial results or prospects;

               (ii)  business, pricing and management methods;

               (ii) finances, strategies, systems, research, surveys, plans, reports, recommendations and conclusions;

               (iv) names, arrangements with, or other information relating to, the Company's customers, suppliers, equipment manufacturers, financiers, owners or operators, representatives and other persons who have business relationships with the Company or who are prospects for business relationships with the Company;

               (v)   technical information, work products and know-how; and

               (vi) cost, operating, and other management information systems, and other software and programming.

     5.   Non-Compete Provisions.  The following covenants are made by Employee
          ----------------------
in partial consideration for the substantial economic investment made by the Company in the hiring, education and training of Employee and the compensation and other benefits afforded by the Company to the Employee. Such covenants were material inducements to the Company in hiring Employee.

     (a) During his employment by the Company and for a period of 24 months immediately following the termination of his employment for any reason whatsoever, whether or not for cause:

          (i) Employee shall not in any Restricted Area (as hereinafter defined) directly or indirectly be employed or retained by any person or entity who or which then competes with the Company to any extent, nor will Employee directly or indirectly own any interest in any such person or entity or render to it any consulting, brokerage, contracting, financial or other services. Employee shall be deemed to be employed or retained in the Restricted Area if he has an office in the Restricted Area or if he performs any duties or renders any advice with respect to any facility or business activities in the Restricted Area. A "Restricted Area" means each of:

               (A) any state in the United States and any province in Canada in which the Company conducts any equipment rental or other equipment-related activity, it being agreed that each state and province is one unitary market for purposes of the Company's business;

               (B) regardless of state, the area within a 200-mile radius of any office or facility of the Company in which or in relation to which Employee shall have performed any duties for the Company during the one year period preceding the termination of his employment.

          (ii) Employee shall not anywhere in the United States or Canada directly or indirectly be employed or retained by a Similar Entity (as hereinafter defined) nor will Employee directly or indirectly own any interest in any Similar Entity or render to it any consulting, brokerage, financing, contracting, or other services; provided, however, that the Employee may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or Nasdaq, provided the Employee is not a controlling person of, or a member of a group which controls, such business; and further provided that the Employee does not, directly or indirectly, own 5% or more of any class of securities in such business. A "Similar Entity" means each of:

               (A)   the entities listed in Exhibit A to this Agreement;

               (B) any person or entity which anywhere in the United States now or hereafter engages in any business in which the Company engages now or hereafter during the term of Employee's employment;

               (C) any entity which at any time during the term of Employee's employment was a candidate for acquisition by or merger with the Company; and

               (D) any entity which owns or owned any facility which was acquired by the Company, or was a candidate for acquisition by the Company, at any time during the term of Employee's employment.

          (ii) Employee shall not anywhere directly or indirectly (whether as an owner, partner, employee, consultant, broker, contractor or otherwise, and whether personally or through other persons):

               (A) solicit or accept the business of, or call upon, any person or entity who or which is or was (1) a customer, supplier or manufacturer of equipment which is sold, leased or rented out by the Company, finder or broker, who had a business relationship with the Company at any time during the period the period of his employment, or (2) an affiliate of any such person;

               (B) approve, solicit or retain, or discuss the employment or retention (whether as an employee, consultant or otherwise) of any person who was an employee of the Company at any time during the one-year period preceding the termination of his employment;

               (C) solicit or encourage any person to leave the employ of the Company;

               (D) call upon or assist in the acquisition of any company which was, during the term of his employment, either called upon by an employee of the Company or by a broker or other third party, for possible acquisition by the Company or for which an employee of the Company or other person made an acquisition analysis for the Company; or

               (E) own any interest in or be employed by or provide any services to any person or entity which engages in any conduct which is prohibited to Employee under this Section 5(a); provided, however, that the Employee may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or NASDAQ, provided the Employee is not a controlling person of, or a member of a group which controls, such business and further provided that the Employee does not, directly or indirectly, own 5% or more of any class of securities of such business.

          (b) Before taking any position with any person or entity during the 24- month period following the termination of his employment for any reason, with or without cause, Employee will give prior written notice to the Chairman of the Board of the name of such person or entity. The Company shall be entitled to advise each such person or entity of the provisions of this Agreement, and to correspond and otherwise deal with each such person or entity to ensure that the provisions of this Agreement are enforced and duly discharged.

          (c) All time periods in this Agreement shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Agreement and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any final judgment) brought by any person, whether or not a party to this Agreement, in which action the Company seeks to enforce the agreements and covenants in this Agreement or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement.

          (d) Employee understands that the provisions of this Agreement have been carefully designed to restrict his activities to the minimum extent which is consistent with law and the Company's requirements. Employee has carefully considered these restrictions, and Employee confirms that they will not unduly restrict Employee's ability to obtain a livelihood. Before signing this Agreement, Employee has had the opportunity to discuss this Agreement and all of its terms with his attorney.

          (e) Since monetary damages will be inadequate and the Company will be irreparably damaged if the provisions of this Agreement are not specifically enforced, the Company shall be entitled, among other remedies to an injunction restraining any violation of this Agreement (without any bond or other security being required) by Employee and by any person or entity to whom Employee provides or proposes to provide any services in violation of this Agreement.

          (f) If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.

          (g) The courts enforcing this Agreement shall be entitled to modify the duration and scope of any restriction contained herein to the extent such restriction would otherwise be unenforceable, and such restriction as modified shall be enforced.

     6.   Return of Company Property.  All products, records, designs, patents,
          --------------------------
plans, manuals, "field guides," memoranda, lists and other property delivered to Employee by or on behalf of the Company or by its customers (including, but not limited to, customers obtained for the Company by Employee), and all records compiled by the Employee which pertain to the business of the Company (whether or not confidential) shall be and remain the property of the Company and be subject at all times to its discretion and control. Likewise, all correspondence with customers or representatives, reports, records, charts, advertising materials, and any data collected by Employee, or by or on behalf of the Company or its representatives (whether or not confidential) shall be delivered promptly to the Company without request by it upon termination of Employee's employment.

     7.   Inventions.  Employee shall disclose promptly to the Company any and
          ----------
all conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee solely or jointly with another during the period of employment or within one (1) year thereafter and which are related to the business or activities of the Company or which Employee conceives as a result of his employment by the Company, and Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein. These obligations shall continue beyond the termination of employment with respect to inventions, improvements and valuable discoveries, whether patentable or not, conceived, made or acquired by Employee during the period of employment or within one (1) year thereafter and which are related to the business or activities of the Company or which Employee conceives as a result of his employment by the Company, and shall be binding upon Employee's assigns, executors, administrators and other legal representatives.

     8.   Suits Against Company.
          ---------------------

          (a) Both during and after the term of employment hereunder, Employee covenants that Employee shall not bring suit or file counterclaims against the Company for corporate misconduct (which for this purpose does not mean the mere breach by the Company of this Agreement or any conduct which affects the rights of the Employee), unless both of (i) and (ii) below shall have occurred, namely:
(i) Employee shall have first made written demand to the Board to investigate and deal with such misconduct, and (ii) the Board shall have failed within 45 days after the date of receipt of such demand to establish a Special Litigation Committee, consisting exclusively of outside directors, to investigate and deal with such misconduct.

          (b) Without limiting the generality and to further implement the foregoing, Employee irrevocably and unconditionally consents at the option of the Company to the entry of temporary restraining orders and temporary and permanent injunctions (without posting bond or other security) against the filing of any action or counterclaim which is prohibited hereunder.

          (c) The opinion of the Board shall be binding and conclusive on the determination of which directors constitute "outside directors," and the determination of the Special Litigation Committee shall be binding and conclusive on all matters relating to the actual or alleged misconduct which is referred to it as aforesaid.

     9.   Cooperation in Proceedings.  During and after the termination of
          --------------------------
Employee's employment, Employee shall for reasonable compensation consistent with his compensation from the Company cooperate fully and at reasonable times with the Company and its subsidiaries in all litigations and regulatory proceedings on which the Company or any subsidiary seeks Employee's assistance and as to which Employee has any knowledge or involvement. Without limiting the generality of the foregoing, Employee will be available upon reasonable notice for periods of reasonable duration, considering his other responsibilities and obligations, to testify at such litigations and other proceedings, and will cooperate with counsel to the Company in preparing materials and offering advice in such litigations and other proceedings. Except as required by law and then only upon reasonable prior written notice to the Company, Employee shall not in any way cooperate or assist any person or entity in any matter which is adverse to the Company or to any person who was at any time an officer or director of the Company.

     10.  No Derogation.  Except as otherwise required by law (and then only
          -------------
upon 10 days' prior written notice to the Company), Employee shall not from and after the date hereof, whether during Employee's employment or at any time thereafter, in any way or to any person, denigrate or derogate the Company or any of its subsidiaries, or any person who was at any time an officer or director of the Company, or any products, services or procedures of the Company, whether or not such denigrating or derogatory statements shall be true and are based on acts or omissions which were learned or are learned by Employee heretofore or from and after the date hereof or on acts or omissions which occurred at any time heretofore or which occur at any time from and after the date hereof, or otherwise.

     11.  Miscellaneous.
          -------------

          (a)  Complete Agreement.  There are no oral representations,
               ------------------
understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, it cancels and replaces and supersedes all prior agreements with respect to the subject matter hereof (including, without limitation, any employment, deferred compensation, bonus or stock option agreements between Employee and USR), and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by the

Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such terms.

          (b)  No Waiver.  No waiver by the parties hereto of any default or
               ---------
breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.

          (c)  Binding Effect. This Agreement shall be binding upon and inure to
               --------------
the benefit of the parties thereto and their respective heirs, successors and permitted assigns. The Company may assign this Agreement only to a person or entity who or which directly or indirectly succeeds to all or any substantial part of the Company's assets or business. This Agreement is personal to Employee and may not be assigned or delegated by him and any such purported assignment or delegation shall be null and void.

          (d)  Notice.  Whenever any notice is required hereunder, it shall be
               ------
given in writing addressed as follows: (i) if to the Company, to: URI, Four Greenwich Office Park, Greenwich, Connecticut 06830, Attn: Chairman of the Board, with a copy (which shall not constitute notice) to: Oscar D. Folger, Esq., 24th Floor, 521 Fifth Avenue, New York, New York 10175; and (ii) if to Employee, to: _________________, with a copy (which shall not constitute notice) to: Stephen E. Newton, Esq., Heller, Ehrman, White & McAuliffe, 601 South Figueroa Street, Los Angeles, California 90017. Notice shall be deemed given and effective (a) five business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, (b) one (1) business day after delivered to a nationally recognized air courier for next day delivery service, or (c) upon personal delivery. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph.

          (e)  Severability; Headings.  If any portion of this Agreement is held
               ----------------------
invalid or inoperative, the other portions of this agreement shall be deemed valid and operative, and so far as it is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or any part hereof.

          (f)  Governing Law; Resolution of Disputes; Service of Process.  This
               ---------------------------------------------------------
Agreement shall in all respects be construed according to the laws of the State of Connecticut. All disputes relating to the interpretation and enforcement of the provisions of this Agreement shall be resolved and determined exclusively by arbitration in San Francisco, California under the rules of the American Arbitration Association. Service of process shall be effective when given in the manner provided for notices hereunder.

     IN WITNESS WHEREOF the parties have signed and delivered this Agreement as of the date first set forth above.

                                    UNITED RENTALS, INC.

                                    By:_________________________
                                    Name:
                                    Title:


                                    ____________________________
                                    William F. Berry

                                   Exhibit A



Rental Service Corp.

Neff

RentX

Hertz Equipment Rental Corporation

Prime Services

National Equipment Services

Falconite

Brambles

American Equipment

GE Capital - equipment leasing divisions

Brentwood Associates

Golder Thoma

Caterpillar

Deere

Nationsrent

Ashstead

Rentokil and subsidiaries

Any company on the "RER 100" list

Any affiliate of any of the foregoing.

                                                                     EXHIBIT E-2

                             EMPLOYMENT AGREEMENT
                             --------------------

     This AGREEMENT between United Rentals, Inc., a Delaware corporation ("URI"), and John S. McKinney ("Employee"), is hereby entered into as of [CLOSING DATE OF THE MERGER].

                                   Recitals:
                                   --------

     URI and its affiliates (collectively, the "Company") are engaged in the business of acquiring and operating companies which rent, operate, maintain, distribute, sell or otherwise deal in or with equipment or similar assets, and may in the future engage in other businesses which the Company deems to be related to the foregoing. All such businesses are collectively referred to herein as the "Business."

     Employee was heretofore the Chief Financial Officer of U.S. Rentals, Inc. ("USR"). Pursuant to an Agreement and Plan of Merger dated June 15, 1998 (the "Merger Agreement"), (i) URI acquired USR and (ii) URI is offering Employee employment with the Company on the terms set forth in this Agreement. This Agreement replaces and supersedes in all respects Employee's existing employment agreement with USR.

     Pursuant to this Agreement, Employee will be employed by the Company in a confidential relationship wherein Employee, in the course of his employment with the Company, will become familiar with and aware of information as to the specific manner of doing business and the potential acquisition candidates and customers of the Company and its affiliates and future plans with respect thereto, all of which will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable goodwill of the Company. Employee recognizes that the Company's business is dependent upon a number of trade secrets, including the identity of customers and potential acquisition candidates, the analysis of such candidates and financial data of the Company. The protection of these trade secrets is of critical importance to the Company. The Company will sustain great loss and damage if, for whatever reason, Employee should violate the provisions of this Agreement. Further, monetary damages for such losses would be extremely difficult to measure.

     NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

     1.   Employment and Duties.  (a)  Upon commencement of the term of this
          ---------------------
Agreement, the Company shall employ Employee as the Vice President-Finance of URI on the terms and conditions herein set forth. Employee shall perform such duties, have such authority, and report to such persons (including, without limitation, the Vice Chairman and Chief Operating Officer of URI), as shall from time to time be designated by the Board of Directors of URI (the "Board"). Employee shall accept this employment upon the terms and conditions herein contained and agrees to devote his full time, attention and efforts to promote and further the business and services of the Company. Employee shall faithfully adhere to, execute and fulfill all policies established by the Company.

          (b) Employee shall perform such duties, assume such responsibilities and devote such time, attention and energy to the business of the Company as the Board shall from time to time require and shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage without the prior written consent of the Board. However, the foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of
Section 5.

          (c) Employee will be based in URI's offices in Modesto, California, and shall not be required to relocate.

     2.   Compensation and Other Benefits. For all services rendered by Employee
          -------------------------------
to the Company, the Company shall compensate the Employee as follows:

          (a)  Base Salary and Bonus.  The initial base salary payable to
               ---------------------
Employee during the term of this Agreement shall be $175,000 per year, payable in accordance with URI's standard payroll practices. Minimum annual increases in the base salary payable to Employee shall be determined by adding to Employee's then current base salary the sum, if any, determined by multiplying Employee's then current base salary by the percentage that the Consumer Price Index for "Urban Wage Earners & Clerical Workers", as prepared by the Bureau of Labor Statistics of the Department of Labor of the United States for the city in which Employee's residence is located, for the most recently ended calendar year has increased over the index from the previous calendar year; provided that Employee's base salary shall not be increased on account of the foregoing cost of living adjustments to an amount in excess of $210,000 per annum. In addition, the Board may from time to time award bonuses to Employee based on such criteria as the Board may establish in its discretion. The payment of salary and bonuses shall be subject to all federal, state and withholding taxes, social security deductions and other general obligations.

          (b)  Vacation.  Employee shall be entitled to three (3) weeks of paid
               --------
vacation during each 12-month period of his employment hereunder at times mutually acceptable to Employee and the Company. Unused vacations can be carried forward for 12 months, and shall thereupon lapse.

          (c)  Other Compensation and Benefits.  During the term of this
               -------------------------------
Agreement, Employee may be entitled to receive the additional payments from the Company set forth below. Employee shall be entitled to participate upon commencement of the term of this Agreement in URI's group health insurance plan and any bonus, option or similar incentive compensation plan, 401(k) plan, group life plan and automobile allowance program which is made available, from time to time, to other senior executives of URI, on a basis consistent with such participation.

          (d)  Reimbursement.  The Company shall reimburse Employee for properly
               -------------
documented expenses which are incurred by Employee on behalf of the Company in the performance of his duties hereunder in accordance with Company policies in effect from time to time.

          (e)  Stock Options.
               -------------

               (i) The term "Options" as used herein means (A) all options to purchase common stock of URI ("URI Common Stock") to which Employee became entitled pursuant to Section 5.10 of the Merger Agreement in respect of options to purchase USR common stock previously granted to Employee (the "Carry-Over Options"), (B) the options to purchase URI Common Stock described in the stock option award letters, dated the date hereof, attached hereto and (C) any and all options to purchase shares of URI Common Stock which are at any time hereafter granted by URI to Employee, whether under URI's 1997 Stock Option Plan or otherwise. All unvested Options shall automatically vest on a Change of Control.

               (ii) A "Change of Control" shall be deemed to have occurred if:

__________________

1. To reflect the award of (a) 100,000 options exercisable at a price per share equal to the closing price per share of URI Common Stock on the NYSE on the Closing Date (the "Market Price") and (b) 37,500 options exercisable at a price per share equal to the greater of (i) 125% of the Market Price and (ii) $45.
All of such options shall vest over a three year term.

     Mr. McKinney's option grant letters will provide that (a) all options scheduled to vest in a given period will vest in full on the first day of such period if he is employed by the Company on such date, and (b) all shares of URI Common Stock which are acquired by Mr. McKinney upon exercise of vested options that are covered by an effective Registration Statement on Form S-8 may be resold by him in accordance with the grant letters upon exercise.

                     (A) any "person" is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Act")), directly or indirectly, of securities of URI representing 50% or more of the total voting power represented by then outstanding voting securities of URI, or has the power (whether as a result of stock ownership, revocable or irrevocable proxies, contract or otherwise) or ability to elect or cause the election of directors consisting at the time of such election of a majority of the Board. The term "persons" is defined in Sections 13(d) and 14(d) of the Act, except that the term "person" shall not include: (1) any person or an Affiliate (as defined below) of such person who as of the date of this Agreement owns 10% or more of the total voting power represented by the outstanding voting securities of URI; and (2) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or a corporation which is owned directly or indirectly by the stockholders of URI in substantially the same percentage as their ownership in URI. An "Affiliate" of a person is a person that controls, is controlled by, or is under common control with such person.

                     or

                     (B) the stockholders of URI approve a merger of URI, or a plan of complete liquidation of URI, or an agreement for the sale or disposition by URI of all or substantially all of its assets, or any other business combination of URI with any other corporation, other than any such merger or business combination which would result in the voting securities of URI outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of URI or such surviving entity outstanding immediately after such merger or business combination.

               (iii) URI shall use its best efforts to file or cause to be filed and promptly to be declared effective during URI's fiscal quarter ending: (A) March 31, 1999 one or more registration statements on Form S-8 or Form S-3 (or other appropriate forms) under the Securities Act of 1933 in order to register one-third of the shares of URI Common Stock issuable pursuant to the Carry-Over Options or, if greater, that number of shares of URI Common Stock issuable pursuant to Carry-Over Options which when sold at the market price prevailing on such date would yield net proceeds to Employee equal to the excise tax payable by Employee in respect of the vesting of the Carry-Over Options on the date of this Agreement pursuant to the Merger; (B) March 31, 2000 one or more such registration statements in order to register another one-third of the shares of URI Common Stock issuable pursuant to the Carry-Over Options (but not more than half of the shares not registered under clause (A)), and (C) March 31, 2001 one or more such registration statements in order to register the balance of the shares of URI Common Stock issuable pursuant to the Carry-Over Options. Except as set forth above, the Company shall have no obligation to register under the Securities Act or any state securities laws any of Employee's Options or any of the shares of URI Common Stock issuable upon exercise thereof.

               (iv) Notwithstanding the forgoing, in the event the Employee dies, or is terminated without good cause (as defined below), or resigns for good reason (as defined below) prior to any March 31 referred to in paragraph
(iii) above, the registration to be filed on such March 31 shall cover all Carry-Over Options then outstanding. As used in this paragraph, the term "good reason" means (A) a material diminution in Employee's duties, responsibilities or title; (B) the occurrence of a Change of Control or (C) URI's material breach of this Agreement which is not cured within 30 days after notice.

     3.   Term; Termination; Rights of Termination.
          ----------------------------------------

          (a) The term of this Agreement shall begin on the date hereof and shall continue until the third anniversary of the date hereof or such earlier date set forth below, provided that the term shall automatically renew at the end of each month after the first year so that at no time shall the balance of the term of Employee's employment be less than two years. This Agreement and Employee's employment may terminate in any one of the following ways:

               (i)   The death of Employee shall terminate this Agreement;

               (ii) A notice of resignation by the Employee presented to the Board shall terminate this Agreement;

               (iii) The Company may terminate this Agreement after ten (10) days' written notice to Employee for "good cause", which is defined to mean:

                     (A) Employee's material breach of this Agreement, including, without limitation, his insubordination.

                     (B) the material default of the Company in performing its obligations under contracts with other persons or business entities if directly caused by Employee, intentionally and without authorization;

                     (C) if, because of illness or physical or mental disability or other incapacity which continues for a period in excess of four months in any consecutive 16-month period, Employee is unable to perform his duties under this Agreement;

                     (D) Employee's fraud or dishonesty with respect to the business or affairs of the Company or if Employee is convicted of a crime which in the reasonable opinion of the Board would negatively affect the Company's business or reputation; or

                    (E)  alcohol or drug abuse by Employee.

               (iv) The Company may terminate this Agreement without cause at any time, provided that in the event of a termination of this Agreement without cause, Employee shall be entitled to receive from the Company his then current monthly base salary over the balance of the term of his employment, in the same installments and subject to the same withholding, as applied during his employment. In addition, for the number of months remaining in the term of this Agreement, the Company shall continue to be obligated to provide to Employee with life, health, disability and accident insurance and benefits and all other executive benefits (including without limitation, retirement benefits and automobile and expense allowances) comparable to those provided to Employee prior to his termination. To the extent that Employee is no longer lawfully eligible for any aforementioned benefit because he is no longer employed by the Company, the Company shall pay to Employee a lump sum cash payment equal to the present value of the benefits which would have been provided to Employee had his employment continued for the number of months remaining in the then term of this Agreement.

          (b) Upon termination of this Agreement or Employee's employment for any reason whatsoever, Employee shall be entitled to receive all salary earned under this Agreement to the date of termination. However, termination of this Agreement shall not accelerate the payment date of any monies accrued or accruing to the account of Employee as a result of any bonuses or other compensation, nor shall termination vest in Employee any right in connection therewith other than as expressly set forth herein.

          (c) In the event of termination of this Agreement for any reason provided in this Section or if Employee resigns prior to the expiration of the term of this Agreement, all rights and obligations of the Company and Employee under this Agreement shall cease immediately, except for those which by their terms specifically apply to periods following the termination of this Agreement (including, without limitation, Sections 3 through 11 hereof), and thereafter Employee shall have no right to receive any compensation hereunder except as otherwise expressly set forth above.

     4.   Confidentiality.
          ---------------

          (a)  During and at all times after Employee's employment:

               (i) Employee shall not disclose to any person or entity, without the Company's prior consent, any confidential or secret information, whether prepared by him or others.

               (ii) Employee shall not, except in furtherance of the business of the Company, directly or indirectly use any such information other than as directed by the Company.

               (iii) Employee shall not, except in the furtherance of the business of the Company, remove confidential or secret information from the premises of the Company without the prior consent of the Company.

               (iv) Upon termination of his employment for whatever reason, with or without cause, Employee shall promptly deliver to the Company all originals and copies (whether in note, memo or other document form or on video, audio or computer tapes or discs or otherwise) of confidential or secret information that is in his possession, custody or control, whether prepared by him or others.

          (b)  Confidential information includes, but is not limited to:

               (i) the name of any company or business all or any substantial part of which is or at any time was a candidate for potential acquisition by the Company, together with all analyses and other information which the Company has generated, compiled or otherwise obtained with respect to such candidate, business or potential acquisition, or with respect to the potential effect of such acquisition on the Company's business, assets, financial results or prospects;

               (ii)  business, pricing and management methods;

               (iii) finances, strategies, systems, research, surveys, plans, reports, recommendations and conclusions;

               (iv) names, arrangements with, or other information relating to, the Company's customers, suppliers, equipment manufacturers, financiers, owners or operators, representatives and other persons who have business relationships with the Company or who are prospects for business relationships with the Company;

               (v)   technical information, work products and know-how; and

               (vi) cost, operating, and other management information systems, and other software and programming.

     5.   Non-Compete Provisions.  The following covenants are made by Employee
          ----------------------
in partial consideration for the substantial economic investment made by the Company in the hiring, education and training of Employee and the compensation and other benefits afforded by the Company to the Employee. Such covenants were material inducements to the Company in hiring Employee.

          (a) During his employment by the Company and for a period of 24 months immediately following the termination of his employment for any reason whatsoever, whether or not for cause:

               (i) Employee shall not in any Restricted Area (as hereinafter defined) directly or indirectly be employed or retained by any person or entity who or which then competes with the Company to any extent, nor will Employee directly or indirectly own any interest in any such person or entity or render to it any consulting, brokerage, contracting, financial or other services. Employee shall be deemed to be employed or retained in the Restricted Area if he has an office in the Restricted Area or if he performs any duties or renders any advice with respect to any facility or business activities in the Restricted Area. A "Restricted Area" means each of:

                    (A) any state in the United States and any province in Canada in which the Company conducts any equipment rental or other equipment-related activity, it being agreed that each state and province is one unitary market for purposes of the Company's business;

                    (B) regardless of state, the area within a 200-mile radius of any office or facility of the Company in which or in relation to which Employee shall have performed any duties for the Company during the one year period preceding the termination of his employment.

               (ii) Employee shall not anywhere in the United States or Canada directly or indirectly be employed or retained by a Similar Entity (as hereinafter defined) nor will Employee directly or indirectly own any interest in any Similar Entity or render to it any consulting, brokerage, financing, contracting, or other services; provided, however, that the Employee may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or Nasdaq, provided the Employee is not a controlling person of, or a member of a group which controls, such business; and further provided that the Employee does not, directly or indirectly, own 5% or more of any class of securities in such business. A "Similar Entity" means each of:

                    (A)  the entities listed in Exhibit A to this Agreement;

                    (B) any person or entity which anywhere in the United States now or hereafter engages in any business in which the Company engages now or hereafter during the term of Employee's employment;

                     (C) any entity which at any time during the term of Employee's employment was a candidate for acquisition by or merger with the Company; and

                     (D) any entity which owns or owned any facility which was acquired by the Company, or was a candidate for acquisition by the Company, at any time during the term of Employee's employment.

               (iii) Employee shall not anywhere directly or indirectly (whether as an owner, partner, employee, consultant, broker, contractor or otherwise, and whether personally or through other persons):

                     (A) solicit or accept the business of, or call upon, any person or entity who or which is or was (1) a customer, supplier or manufacturer of equipment which is sold, leased or rented out by the Company, finder or broker, who had a business relationship with the Company at any time during the period the period of his employment, or (2) an affiliate of any such person;

                     (B) approve, solicit or retain, or discuss the employment or retention (whether as an employee, consultant or otherwise) of any person who was an employee of the Company at any time during the one-year period preceding the termination of his employment;

                     (C) solicit or encourage any person to leave the employ of the Company;

                     (D) call upon or assist in the acquisition of any company which was, during the term of his employment, either called upon by an employee of the Company or by a broker or other third party, for possible acquisition by the Company or for which an employee of the Company or other person made an acquisition analysis for the Company; or

                     (E) own any interest in or be employed by or provide any services to any person or entity which engages in any conduct which is prohibited to Employee under this Section 5(a); provided, however, that the Employee may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or NASDAQ, provided the Employee is not a controlling person of, or a member of a group which controls, such business and further provided that the Employee does not, directly or indirectly, own 5% or more of any class of securities of such business.

          (b) Before taking any position with any person or entity during the 24- month period following the termination of his employment for any reason, with or without cause, Employee will give prior written notice to the Chairman of the Board of the name of such person or entity. The Company shall be entitled to advise each such person or entity of the provisions of this Agreement, and to correspond and otherwise deal with each such person or entity to ensure that the provisions of this Agreement are enforced and duly discharged.

          (c) All time periods in this Agreement shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Agreement and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any final judgment) brought by any person, whether or not a party to this Agreement, in which action the Company seeks to enforce the agreements and covenants in this Agreement or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement.

          (d) Employee understands that the provisions of this Agreement have been carefully designed to restrict his activities to the minimum extent which is consistent with law and the Company's requirements. Employee has carefully considered these restrictions, and Employee confirms that they will not unduly restrict Employee's ability to obtain a livelihood. Before signing this Agreement, Employee has had the opportunity to discuss this Agreement and all of its terms with his attorney.

          (e) Since monetary damages will be inadequate and the Company will be irreparably damaged if the provisions of this Agreement are not specifically enforced, the Company shall be entitled, among other remedies to an injunction restraining any violation of this Agreement (without any bond or other security being required) by Employee and by any person or entity to whom Employee provides or proposes to provide any services in violation of this Agreement.

          (f) If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.

          (g) The courts enforcing this Agreement shall be entitled to modify the duration and scope of any restriction contained herein to the extent such restriction would otherwise be unenforceable, and such restriction as modified shall be enforced.

     6.   Return of Company Property.  All products, records, designs, patents,
          --------------------------
plans, manuals, "field guides," memoranda, lists and other property delivered to Employee by or on behalf of the Company or by its customers (including, but not limited to, customers obtained for the Company by Employee), and all records compiled by the Employee which pertain to the business of the Company (whether or not confidential) shall be and remain the property of the Company and be subject at all times to its discretion and control. Likewise, all correspondence with customers or representatives, reports, records, charts, advertising materials, and any data collected by Employee, or by or on behalf of the Company or its representatives (whether or not confidential) shall be delivered promptly to the Company without request by it upon termination of Employee's employment.

     7.   Inventions.  Employee shall disclose promptly to the Company any and
          ----------
all conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee solely or jointly with another during the period of employment or within one (1) year thereafter and which are related to the business or activities of the Company or which Employee conceives as a result of his employment by the Company, and Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein. These obligations shall continue beyond the termination of employment with respect to inventions, improvements and valuable discoveries, whether patentable or not, conceived, made or acquired by Employee during the period of employment or within one (1) year thereafter and which are related to the business or activities of the Company or which Employee conceives as a result of his employment by the Company, and shall be binding upon Employee's assigns, executors, administrators and other legal representatives.

     8.   Suits Against Company.
          ---------------------

          (a) Both during and after the term of employment hereunder, Employee covenants that Employee shall not bring suit or file counterclaims against the Company for corporate misconduct (which for this purpose does not mean the mere breach by the Company of this Agreement or any conduct which affects the rights of the Employee), unless both of (i) and (ii) below shall have occurred, namely:
(i) Employee shall have first made written demand to the Board to investigate and deal with such misconduct, and (ii) the Board shall have failed within 45 days after the date of receipt of such demand to establish a Special Litigation Committee, consisting exclusively of outside directors, to investigate and deal with such misconduct.

          (b) Without limiting the generality and to further implement the foregoing, Employee irrevocably and unconditionally consents at the option of the Company to the entry of temporary restraining orders and temporary and permanent injunctions (without posting bond or other security) against the filing of any action or counterclaim which is prohibited hereunder.

          (c) The opinion of the Board shall be binding and conclusive on the determination of which directors constitute "outside directors," and the determination of the Special Litigation Committee shall be binding and conclusive on all matters relating to the actual or alleged misconduct which is referred to it as aforesaid.

     9.   Cooperation in Proceedings.  During and after the termination of
          --------------------------
Employee's employment, Employee shall for reasonable compensation consistent with his compensation from the Company cooperate fully and at reasonable times with the Company and its subsidiaries in all litigations and regulatory proceedings on which the Company or any subsidiary seeks Employee's assistance and as to which Employee has any knowledge or involvement. Without limiting the generality of the foregoing, Employee will be available upon reasonable notice for periods of reasonable duration, considering his other responsibilities and obligations, to testify at such litigations and other proceedings, and will cooperate with counsel to the Company in preparing materials and offering advice in such litigations and other proceedings. Except as required by law and then only upon reasonable prior written notice to the Company, Employee shall not in any way cooperate or assist any person or entity in any matter which is adverse to the Company or to any person who was at any time an officer or director of the Company.

     10.  No Derogation.  Except as otherwise required by law (and then only
          -------------
upon 10 days' prior written notice to the Company), Employee shall not from and after the date hereof, whether during Employee's employment or at any time thereafter, in any way or to any person, denigrate or derogate the Company or any of its subsidiaries, or any person who was at any time an officer or director of the Company, or any products, services or procedures of the Company, whether or not such denigrating or derogatory statements shall be true and are based on acts or omissions which were learned or are learned by Employee heretofore or from and after the date hereof or on acts or omissions which occurred at any time heretofore or which occur at any time from and after the date hereof, or otherwise.

     11.  Miscellaneous.
          -------------

          (a)  Complete Agreement.  There are no oral representations,
              ------------------
understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, it cancels and replaces and supersedes all prior agreements with respect to the subject matter hereof (including, without limitation, any employment, deferred compensation, bonus or stock option agreements between Employee and USR), and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by the

Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such terms.

          (b)  No Waiver.  No waiver by the parties hereto of any default or
               ---------
breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.

          (c)  Binding Effect. This Agreement shall be binding upon and inure to
               --------------
the benefit of the parties thereto and their respective heirs, successors and permitted assigns. The Company may assign this Agreement only to a person or entity who or which directly or indirectly succeeds to all or any substantial part of the Company's assets or business. This Agreement is personal to Employee and may not be assigned or delegated by him and any such purported assignment or delegation shall be null and void.

          (d)  Notice.  Whenever any notice is required hereunder, it shall be
               ------
given in writing addressed as follows: (i) if to the Company, to: URI, Four Greenwich Office Park, Greenwich, Connecticut 06830, Attn: Chairman of the Board, with a copy (which shall not constitute notice) to: Oscar D. Folger, Esq., 24th Floor, 521 Fifth Avenue, New York, New York 10175; and (ii) if to Employee, to: _________________, with a copy (which shall not constitute notice) to: Stephen E. Newton, Esq., Heller, Ehrman, White & McAuliffe, 601 South Figueroa Street, Los Angeles, California 90017. Notice shall be deemed given and effective (a) five business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, (b) one (1) business day after delivered to a nationally recognized air courier for next day delivery service, or (c) upon personal delivery.
Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph.

          (e)  Severability; Headings.  If any portion of this Agreement is held
               ----------------------
invalid or inoperative, the other portions of this agreement shall be deemed valid and operative, and so far as it is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or any part hereof.

          (f)  Governing Law; Resolution of Disputes; Service of Process.  This
               ---------------------------------------------------------
Agreement shall in all respects be construed according to the laws of the State of Connecticut. All disputes relating to the interpretation and enforcement of the provisions of this Agreement shall be resolved and determined exclusively by arbitration in San Francisco, California under the rules of the American Arbitration Association. Service of process shall be effective when given in the manner provided for notices hereunder.

     IN WITNESS WHEREOF the parties have signed and delivered this Agreement as of the date first set forth above.

                                             UNITED RENTALS, INC.

                                             By:__________________________
                                             Name:
                                             Title:



                                             _____________________________
                                             John S. McKinney

                                   Exhibit A



Rental Service Corp.

Neff

RentX

Hertz Equipment Rental Corporation

Prime Services

National Equipment Services

Falconite

Brambles

American Equipment

GE Capital - equipment leasing divisions

Brentwood Associates

Golder Thoma

Caterpillar

Deere

Nationsrent

Ashstead

Rentokil and subsidiaries

Any company on the "RER 100" list

Any affiliate of any of the foregoing.

                                                                       EXHIBIT F

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), is entered into as of [CLOSING DATE], 1998, between United Rentals, Inc., a Delaware corporation (the "COMPANY"), the Persons listed on Schedule A hereto (each a "HOLDER" and collectively, the "HOLDERS"). /1/ The parties agree as follows.


                                   RECITALS
                                   --------

     A. Holders were holders of shares of common stock, par value $.01 per share ("USR STOCK") of U.S. Rentals, Inc., a Delaware corporation ("USR").

     B. Pursuant to an Agreement and Plan of Merger, dated as of June 15, 1998, among the Company, UR Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("MERGER SUB"), and USR, Merger Sub was merged with and into USR, with USR as the surviving corporation and wholly-owned subsidiary of the Company (the "MERGER").

     C. Pursuant to the Merger, each share of USR Stock was converted into the right to receive .9625 of a share of common stock, par value $.01 per share, of the Company ("COMMON STOCK").

     D. Pursuant to the Merger, Holders received shares of Common Stock (the "SHARES") in respect of the USR Stock theretofore owned by the Holder which will be subject to the provisions of Rule 145 under the Securities Act of 1933, as amended.

     E. Holders and the Company desire to set forth herein their agreement with respect to the registration rights, and certain other covenants, applicable to the Shares.

     1.   Certain Definitions.
          -------------------

          As used in this Agreement:

          "AFFILIATE" of a Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the first mentioned Person. Without limiting the generality of the foregoing, for purposes of this Agreement, each of the following shall be deemed Affiliates of a Person: (i) such Person's

______________________
1.   Persons will be all persons signing "Affiliate" letters.

spouse, lineal descendants and the respective spouses of such descendants; (ii) any trust the majority of the beneficiaries of which are such Person and/or Persons described in clause (i) and/or any Affiliates of such Person or Persons;
(iii) any trust of which such Person and/or its Affiliates is grantor or settlor and (iv) any charitable, educational or political foundation or fund established or endowed by any of the foregoing Persons or any of their Affiliates.

          "BUSINESS DAY" means any day that commercial banks are not authorized or required to close in Los Angeles, California.

          "COMMISSION" means the Securities and Exchange Commission or any other similar or successor agency of the United States government administering the Securities Act.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, as in effect at the time.

          "NYSE" means the New York Stock Exchange.

          "OFFERING" means the registration of the Company's securities under the Securities Act, whether underwritten or not, for sale to the public.

          "PERMITTED TRANSFEREE" means

          (a) any entity all of the equity of which is directly or indirectly owned by the transferor or any person who owns an equity interest in the transferor;

          (b) in the case of a transferor who is an individual, (i) such transferor's spouse and lineal descendants, (ii) such transferor's successors, personal representatives and heirs,
               (iii) any trustee of any trust created primarily for the benefit of any, some or all of such spouse and lineal descendants (but that may include beneficiaries that are charities) or of any revocable trust created by such transferor, (iv) following the death of such transferor, all beneficiaries under either such trust, (v) the transferor, in the case of a transfer from any Permitted Transferee back to its transferor and (vi) any entity all of the equity of which is directly or indirectly owned by any of the foregoing;

          (c) any charitable or educational organization that is exempt from federal income taxes; or

          (d) in the case of a transferor who is a trustee of a trust which would be a Permitted Transferee, any beneficiary of such trust.

          "PERSON" means a corporation, an association, a trust, a partnership, a limited liability company, a joint venture, an organization, a business, an individual, a government or political subdivision thereof, or a governmental body.

          "PROSPECTUS" means the prospectus included in any Registration Statement, together with and including any amendment or supplement to such prospectus, covering the Offering of any portion of the Registrable Securities covered by a Registration Statement, and all material incorporated by reference in such Prospectus.

          "REGISTRABLE SECURITIES" means the Shares and any securities issued or issuable with respect to the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reclassification or other reorganization. A security will cease to be a Registrable Security when it (a) has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (b) is distributed to the public pursuant to Rule 144 (or any similar rule then in force) under the Securities Act or (c) has otherwise been transferred and a new certificate not bearing a restrictive legend and not subject to any stop transfer order lawfully has been delivered by or on behalf of the Company and no other restriction on transfer exists.

          "REGISTRATION STATEMENT" means a registration statement filed by the Company with the Commission covering Registrable Securities.

          "REQUIRED HOLDERS" means, at any time, Richard D. Colburn or any person or persons whom he so designates by notice to the Company.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute, together with the rules and regulations of the Commission promulgated thereunder, as in effect at the time.

     2.   Registration Rights.
          -------------------

          2.1  Demand Registration.  Commencing on such date as consolidated
               -------------------
financial results (including combined sales and net income) covering at least 30 days of post-Merger combined operations of the Company and USR have been published by the Company (the "RESTRICTION TERMINATION DATE"), the Required Holders may, by written notice to the Company (the "DEMAND NOTICE"), demand that the Company file, and, subject to Section 2.3 below, the Company shall file, a Registration Statement for an underwritten public offering covering an Offering of such number of Registrable Securities equal to the lesser of (a) one-third (1/3) of the aggregate number of Registrable Securities
------
then owned by the Holders and (b) such number of Registrable Securities as would generate anticipated gross proceeds (based on the then current trading price of the Common Stock as reported by the NYSE) in such Offering of not more than $200,000,000. In addition, the Required Holders will be entitled at any time after _____, 1999 [date which is 11 1/2 months after Effective Time of Merger] or, if earlier, such date as Bradley Jacobs has received $250,000,000 in gross proceeds from the sale of Common Stock to demand that the Company file and cause to be declared effective a Registration Statement (collectively with the Registration Statement referred to in the preceding sentence, "DEMAND REGISTRATION STATEMENTS") covering all or any part of the Registrable Securities; provided that the Holders shall not be entitled to more than (x) one such demand (other than the demand provided in the first sentence of this Section 2.1) during any 12 month period and (y) three such demands in the aggregate. Subject to Section 2.3 below, such Demand Registration Statements shall be filed on an appropriate form under the Securities Act, as soon as practicable after the Company receives the Demand Notice, the Company will use its best efforts to cause any Demand Registration Statement to be declared effective on the date requested by the managing underwriter for the Offering (no earlier than 60 days from the date of the Demand Notice), or, if such Offering is not underwritten, as soon as practicable after filing with the Commission and
(3) the Company will keep such Demand Registration Statement effective until the related Offering is completed (but not more than 60 days from the effective date of the Demand Registration Statement).

          2.2  Company Participation.  The Company can elect to register equity
               ---------------------
securities of the Company in a Demand Registration Statement or to participate in the Offering, by including any of its equity securities in the Demand Registration Statement, subject to the following:

               (a)  Notice. The Company must give notice of such election to the
                    ------
     Holders within 10 days after the Demand Notice was given to it, including the number of Shares proposed to be sold by the Company in the Offering (the "OTHER SHARES");

               (b)  Conditions. The Company must agree to sell such Other Shares
                    ----------
     on the same basis provided in the underwriting arrangements approved by the Holders and the Company (including standard indemnification provisions) and to timely complete and execute all questionnaires, powers of attorney, indemnities, holdback agreements, underwriting agreements and other documents reasonably required by such underwriting arrangements, by the Commission, or by any state securities regulatory body; and

               (c)  Limitation On Amount. The number of Other Shares that may be
                    --------------------
     sold by the Company will be limited if the managing underwriter decides that market conditions require a limitation. In such event, the number of shares of Common Stock that may be sold in the Offering will be allocated first to the Holders, second, to the extent available, to the Company, and, third, to the extent available, to any other Person exercising registration rights with respect to the Common Stock.

          2.3  Delay.  Except for a Demand Notice made within 60 days after the
               -----
end of the Restriction Termination Date, the Company may delay the filing of any Demand Registration Statement if upon receipt of the Demand Notice (a) the Company notifies the Holders that it is contemplating filing a registration statement for a primary offering within 120 days of such demand, (b) the Company notifies the Holders that a material event has occurred or is likely to occur that has not been publicly disclosed that, if disclosed, would have a material adverse effect on the Company, or (c) the Company decides that the registration and offering could interfere with, or would require the Company to accelerate public disclosure of, any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or its subsidiaries. In the case of clause (a) of this subsection, the Company will use its best efforts, as soon as practicable, upon the earlier of the Company's abandonment of its contemplated registration statement or the expiration of 90 days after the consummation of the contemplated Offering, unless such Demand Notice is withdrawn by the Holders. In the case of clause
(b) or clause (c), the Company may not delay the filing of the Demand Registration Statement for more than 90 days from the date of the Demand Notice unless such Demand Notice is withdrawn by the Holders. The Company cannot exercise the rights of postponement (i) described in clause (a) more than one time in any 12-month period and (ii) described in clauses (b) and (c) more than two times in any 12-month period and may not postpone a Demand Registration Statement for more than 180 consecutive days. If there is a postponement under any clause above, the Demand Notice may be withdrawn by the Holders by notice to the Company. In such case, no Demand Notice will have been delivered for the purposes of Section 2.1.

          2.4  Selection Of Underwriters.  The managing underwriter of any
               -------------------------
Offering shall be designated by the Company, subject to the reasonable approval of the Requisite Holders.

     3.   Registration Procedures.  Subject to the terms of this Agreement, the
          -----------------------
Company will use its best efforts to effect any registration under Section 2 in a manner that permits the sale of the Registrable Securities covered thereby in accordance with the intended method or methods of disposition. The Company will, as promptly as practicable, do the following.

          3.1  Copies; Review.  At least five (5) Business Days before filing a
               --------------
Registration Statement or Prospectus or any amendment or supplement thereto (whether before or after effectiveness), the Company will furnish to the Holders participating in such Registration Statement (the "REGISTERING HOLDERS") and the underwriters, if any, copies of all such documents proposed to be filed. Such documents will be subject to the review of the Registering Holders and such underwriters (and their respective counsel). The Company will not file any Registration Statement or any Prospectus or any amendment or supplement thereto (whether before or after effectiveness) to which the Registering Holders or the underwriters, if any, reasonably object.

          3.2  Amendments.  The Company will (a) prepare and file with the
               ----------
Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable time period required herein, (b) cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and (c) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Registering Holders set forth in such Registration Statement or Prospectus supplement.

          3.3  Notification.  The Company will promptly notify the Registering
               ------------
Holders and the managing underwriters, and (if requested by any such Person) confirm such notification in writing, (a) when the Prospectus has been filed, and, with respect to the Registration Statement, when it has become effective,
(b) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (c) of the issuance of any stop order suspending the effectiveness of the Registration Statement, or the refusal or suspension of qualification of registration of Registrable Securities, or the initiation of any proceedings for that purpose,
(d) if at any time the representations and warranties of the Company contemplated by Section 8 cease to be true and correct, and (e) of any event that makes any material statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or that requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect. The Company will make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment. If any event contemplated by clause (e) occurs, the Company will promptly prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Upon receipt of any notice from the Company that any event of the kind described in clause (e) has happened, each

Registering Holder will discontinue offering the Registrable Securities until the Registering Holder receives the copies of the supplemented or amended Prospectus contemplated by the previous sentence, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. The period during which distribution of the Shares is suspended will not be counted toward completion of the required period of effectiveness for any Registration Statement.

          3.4 Information Included. If requested by the managing underwriters or the Registering Holders, the Company will as soon as practicable incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Registering Holders agree should be included therein relating to the sale of the Registrable Securities, including, but not limited to, information with respect to the number of Registrable Securities being sold to such underwriters or other Persons, the purchase price being paid therefor by such underwriters or other Persons and any other terms of the distribution of the Registrable Securities to be sold in such Offering. Such information will include, if applicable, any required disclosure of arrangements with underwriters. The Company will make all required filings of such Prospectus supplement or post-effective amendment as promptly as practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

          3.5  Copies.  The Company will (a) promptly furnish to the Registering
               ------
Holders and each managing underwriter without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference), and
(b) promptly deliver to the Registering Holders and the underwriters without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Registering Holders and the underwriters in connection with the Offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto.

          3.6  Blue Sky Registration.  Prior to any Offering of Registrable
               ---------------------
Securities covered by a Registration Statement under Section 2, the Company will register or qualify or cooperate with the Registering Holders, the underwriters and their respective counsel in connection with the registration or qualification of such Registrable Securities under the securities or blue sky laws of such jurisdictions as the Registering Holders or underwriter reasonably request in writing, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities. The Company will not be required to take any actions under this subsection if such actions would require it to submit to the general taxation of such jurisdiction or to file therein any general consent to service of process, unless this limitation means that the Registrable Securities would not be qualified (or exempt from qualification) for offer and sale in at least 20 states.

          3.7  Other Registrations.  The Company will use its best efforts to
               -------------------
cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such governmental agencies or authorities other than the Commission and state securities regulatory bodies as may be necessary to enable the Registering Holders or the underwriters to consummate the disposition of such Registrable Securities.

          3.8  Certificates.  The Company will cooperate with the Registering
               ------------
Holders and the managing underwriter to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold that do not bear any restrictive legends. Such certificates will be in such denominations and registered in such names as the managing underwriter requests at least two business days prior to any sale of Registrable Securities to the underwriters.

          3.9  Other Actions.  In addition, the Company will (a) make such
               -------------
representations and warranties to the Registering Holders and the underwriters as are customarily made by issuers to underwriters in primary underwritten offerings (or as may be reasonably requested by the underwriters), (b) obtain opinions of counsel to the Company and updates (which counsel and opinions must be reasonably satisfactory to the Registering Holders), (c) obtain customary "cold comfort" letters and updates from the Company's independent certified public accountants addressed to the underwriters, and use its best efforts to obtain such a letter for the Registering Holders or to obtain a letter from such accountants authorizing the Registering Holders to rely on such "cold comfort" letter, (d) if an underwriting agreement is entered into, ensure that it sets forth customary indemnification provisions and procedures with respect to the Company and the Registering Holders similar to those set forth in Section 4 hereof, and (e) deliver such documents and certificates as may be requested by the Registering Holders and the managing underwriter to evidence compliance with clause (a) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company with the Registering Holders. The above will be done in connection with each closing under such underwriting or similar agreement or as and to the extent required thereunder.

          3.10  Due Diligence.  The Company will make available for inspection
                -------------
by the Registering Holders, any underwriter participating in any, and any attorney or accountant retained by the Registering Holders or managing underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to be available to discuss and to supply all information reasonably requested by any such Person in connection with the Registration Statement. If reasonably requested by the managing underwriter, the Company will make suitable officers available to participate in a customary "road show." All such records, information or documents will be subject to standard confidentiality arrangements.

          3.11  Section 11(a) Notice.  The Company will make generally available
                --------------------
to its stockholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act.

          3.12  Expenses.  Except as set forth in the next to last sentence of
                --------
this Section 3.12, all expenses incident to the Company's performance of or compliance with this Agreement, including, but not limited to, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger expenses, telephone and delivery expenses, and fees and disbursements of Company counsel and of independent certified public accountants of the Company (including the expenses of any special audit required by or incident to such performance), will be borne by the Company. The Company will also pay its internal expenses (including travel), the expense of any annual audit and the fees and expenses of any Person retained by the Company. In addition, the Company will pay all reasonable fees and disbursements of counsel to the Holders, such fees not to exceed $30,000. All such expenses are referred to as "REGISTRATION EXPENSES." All underwriting fees and commissions with respect to an underwritten Offering and transfer taxes, if any, will be borne by the Holders in proportion to the number of Registrable Securities sold by them.

     4.   Indemnification.
          ---------------

          4.1  Indemnification By The Company.  The Company will indemnify and
               ------------------------------
hold harmless the Holder, its officers, directors, agents (including, but not limited to counsel) and employees and each Person who controls the Holder (within the meaning of Section 15 of the Securities Act) (each, a "CONTROLLING PERSON") (all of the foregoing are "INDEMNIFIED PERSONS") from and against any and all losses, claims, damages and liabilities (including any investigation, legal or other expenses ("LOSSES") reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Indemnified Person may become subject under the Securities Act, the Exchange Act or other federal or state securities law or regulation, at common law or otherwise, insofar as such Losses arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (b) any violation by the Company of the Securities Act or the Exchange Act, or other federal or state securities law applicable to the Company and relating to any action or inaction required of the Company in connection with such registration. In addition, the Company will reimburse the Indemnified Person for any reasonable investigation, legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such Loss. Notwithstanding anything herein to the contrary, the Company will not be liable with respect to the portion of any such Loss that (i) arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary Prospectus, Prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Indemnified Person specifically for use therein or (ii) attributable to an Indemnified Person's (A) use of a Prospectus after being notified by the Company to suspend use thereof pursuant to Section 3.3 above or
(B) failure to deliver a final Prospectus to the Person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in an amended or supplemented Prospectus prepared by the Company and delivered to the Holder and the underwriters at or prior to the time written confirmation of sale to such Person was required to be made. The foregoing indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person, and will survive the transfer of such securities by the Indemnified Person. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act) to the same extent customarily requested by such Persons in similar circumstances.

          4.2  Indemnification By Holders Of Registrable Securities.  If a
               ----------------------------------------------------
Holder sells Registrable Securities under a Prospectus that is part of a Registration Statement, the Holder will indemnify and hold harmless the Company, its directors and each officer who signed such Registration Statement and each Person who controls the Company (within the meaning of Section 15 of the Securities Act) under the same circumstances as the foregoing indemnity from the Company to the Holders but only to the extent that such Losses arise out of or are based upon any untrue or allegedly untrue statement of a material fact or omission or alleged omission of a material fact that was made in the Prospectus, the Registration Statement, or any amendment or supplement thereto, in reliance upon and in conformity with written information relating to a Holder furnished to the Company by a Holder expressly for use therein. In no event will the aggregate liability of a Holder exceed the amount of the net proceeds received by the Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company or such officer, director, employee or Controlling Person, and will survive the transfer of such securities by the Holder. The Company and the Holders will be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as customarily furnished by such Persons in similar circumstances.

          4.3  Contribution.  If the indemnification provided for in the
               ------------
foregoing Sections is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which the foregoing Sections would otherwise apply by their terms (other than by reason of exceptions provided in the foregoing Sections), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, will have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses. Such contribution will be in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any such Losses will be deemed to include any investigation, legal or other fees or expenses incurred by such party in connection with any investigation or proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in the foregoing Sections was available to such party.

          4.4  Conduct Of Indemnification Proceedings.  Any Person entitled to
               --------------------------------------
indemnification hereunder will (a) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that the failure to give such notice shall not relieve an indemnifying party of liability except to the extent it has been prejudiced as a result. Any Person entitled to indemnification hereunder will have the right to employ separate counsel and to participate in (but not control) the defense of such claim, but the fees and expenses of such counsel will be at the expense of such Person and not of the indemnifying party unless (x) the indemnifying party has agreed to pay such fees or expenses, (y) the indemnifying party has failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person within a reasonable period of time pursuant to this Agreement, or (z) in the opinion of counsel of the Person to be indemnified, a conflict of interest exists between such Person and the indemnifying party with respect to such claims that would make such separate representation required under applicable ethical rules. In the case of (z) if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party will not have the right to assume the defense of such claim on behalf of such Person. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnified party will be required to consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving of a release, by all claimants or plaintiffs, to such indemnified party from all liability in respect to such claim or litigation. Any indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (other than required local counsel) for all parties indemnified by such indemnifying party with respect to such claim.

     5.   Other Agreements.
          ----------------

          5.1  Restrictions On Public Sale By The Holders.  If requested by the
               ------------------------------------------
managing underwriter of an underwritten Offering, the Holders will not effect any public sale or distribution of securities of the same class (or securities exchangeable or exercisable for or convertible into securities of the same class) as the securities included in the Offering (including, but not limited to, a sale pursuant to Rule 144 of the Securities Act) during the 10-day period prior to and the 90-day period (or shorter period requested by the underwriter) beginning on the effective date of, such Offering.

          5.2  Rule 144.
               --------

               (a) The Holders hereby irrevocably and unconditionally acknowledge and agree on behalf of themselves, their present and future Affiliates and Permitted Transferees that, for so long as each Holder together with its Affiliates and Permitted Transferees beneficially owns (within the meaning of Rule 13d under the Exchange Act) in the aggregate 10% or more of the outstanding shares of Common Stock, each of such Persons shall be deemed "affiliates" of the Company (within the meaning and for purposes of Rule 144 under the Securities Act) and shall be subject to the provisions of Rule 144(e)(1) under the Securities Act with respect to transactions in the Company's securities.

               (b) The Company will file, on a timely basis, all reports required to be filed by it under the Securities Act and the Exchange Act, and will take such further action and provide such documents as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the conditions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of a Holder, the Company will deliver to the Holder a statement verifying that it has complied with such information and requirements.

               (c) The provisions of Section 5.2(a) shall expire on January 15, 2000.

          5.3  Representations And Warranties.
               ------------------------------

               5.3.1  Validity.  The Company represents and warrants to the
                      --------
Holder that this Agreement has been duly and validly executed and delivered by the Company and constitutes a legally valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

               5.3.2  No Inconsistent Agreements.  The Company represents and
                      --------------------------
warrants that it has not previously entered into, and will not on or after the date of this Agreement enter into, any agreement with respect to its securities that is inconsistent with the terms of this Agreement, including any agreement that impairs or limits the registration rights granted to the Holder or that otherwise conflicts with the provisions hereof or would preclude the Company from discharging its obligations under this Agreement.

               5.3.3  Furnish Information.  The Company will promptly deliver to
                      -------------------
the Holder copies of all financial statements, reports and proxy statements that the Company is required to send to its stockholders generally.

          5.4  Assignment.  This Agreement and the rights hereunder are
               ----------
assignable by the Holder only to Permitted Transferees in connection with the transfer of Registrable Securities in accordance with this Section 5.4. As a condition to the effectiveness of any such assignment the Company shall have received (a) written notice of such assignment, the number of Registrable Securities to be transferred and the name and address of the transferee, and (b) a written agreement in form and substance reasonably acceptable to the Company whereby each such Permitted Transferee agrees to be bound by the terms of this Agreement; whereupon such Permitted Transferee will become a "HOLDER" under this Agreement. Further, no rights under this Agreement may be assigned without the concurrent assignment of the related Shares. Other than as set forth above, this Agreement is not assignable by a Holder and any purported assignment not in accordance with the foregoing shall be null and of no effect. No Person other than the Holders and their

Permitted Transferees shall be entitled to any of the registration rights provided by this Agreement.

     6.   Miscellaneous Provisions.
          ------------------------

          6.1  Amendments; Waivers.  Amendments, waivers, demands, consents and
               -------------------
approvals under this Agreement must be in writing and designated as such. No failure or delay in exercising any right will be deemed a waiver of such right.

          6.2  Integration.  This Agreement is the entire agreement between the
               -----------
parties pertaining to its subject matter, and supersedes and replaces all prior agreements and understandings of the parties (or their respective predecessors) in connection with such subject matter.

          6.3  Interpretation; Governing Law.  This Agreement is to be construed
               -----------------------------
as a whole and in accordance with its fair meaning. This Agreement is to be interpreted in accordance with the laws of the State of Delaware.

          6.4  Headings.  Headings of Sections and subsections are for
               --------
convenience only and are not a part of this Agreement.

          6.5  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, all of which constitute one agreement.

          6.6  Successors And Assigns.  This Agreement is binding upon and
               ----------------------
inures to the benefit of each party and such party's respective heirs, personal representatives, successors and permitted assigns (including any Permitted Transferees). Nothing in this Agreement, express or implied, is intended to confer any rights or remedies upon any other person.

          6.7  Expenses; Legal Fees.  Each party will pay its own expenses in
               --------------------
the negotiation, preparation and performance of this Agreement. The prevailing party in any action relating to this Agreement will be entitled to recover, in addition to other appropriate relief, reasonable legal fees, costs and expenses incurred in such action.

          6.8  Representation By Counsel; Interpretation.  Each party
               -----------------------------------------
acknowledges that it has been represented by counsel in connection with this Agreement. Any rule of law, including, but not limited to, Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and is expressly waived.

          6.9   Specific Performance.  In view of the uniqueness of the matters
                --------------------
contemplated by this Agreement, the parties would not have an adequate remedy at law for money damages if this Agreement is not being performed in accordance with its terms. The Company therefore agrees that the Holders will be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the Holders may be entitled.

          6.10  Time is of the Essence.  Time is of the essence in the
                ----------------------
performance of each and every term, provision and covenant in this Agreement.

          6.11  Notices.  Any notice to be given hereunder must be in writing
                -------
and delivered as follows (or to another address as either shall designate in writing):

          If to the Company to:

                    United Rentals, Inc.
                    4 Greenwich Office Park
                    Greenwich, CT 06830
                    Attn:  Chief Financial Officer

          If to the Holders to:



     IN WITNESS WHEREOF, this Registration Rights Agreement has been signed as of the date first set forth above.

                                        UNITED RENTALS, INC.


                                        By:_________________________________
                                        Its:


                                        AYR, INC.


                                        By:_________________________________
                                        Its:


                                        [OTHER HOLDERS]